SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Verenium Corporation

(Name of Registrant as Specified In Its Charter)

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April 26, 2013

Dear Stockholder:

This letter accompanies the Notice of Annual Meeting of Stockholders and related Proxy Statement for the meeting to be held on Friday, June 14, 2013, at 10:30 a.m. local time at 3550 John Hopkins Court, San Diego, California 92121. We hope that it will be possible for you to attend in person.

At the meeting, the stockholders will be asked to (i) elect the three directors named in our proxy statement to our Board of Directors, (ii) approve an amendment to our 2010 Equity Incentive Plan to increase the total number of shares authorized for issuance under the 2010 Equity Incentive Plan by 1,800,000 shares, (iii) approve, on an advisory basis, the compensation of our named executive officers, (iv) indicate, on an advisory basis, their preference on the frequency of stockholder advisory votes on executive compensation, (v) approve the issuance of the maximum number of shares of common stock issuable upon the exercise and pursuant to the terms of warrants previously issued to Athyrium Opportunities Fund (A) LP and Athyrium Opportunities Fund (B) LP, and (vi) ratify the selection of our independent registered public accounting firm.

Following the meeting, certain members of management in attendance will be pleased to answer your questions about Verenium.

The Notice of Annual Meeting of Stockholders and related Proxy Statement accompanying this letter describe the matters upon which stockholders will vote at the upcoming meeting, and we urge you to read these materials carefully.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO VOTE BY THE INTERNET, PHONE OR BY PROXY CARD AS INSTRUCTED IN THESE MATERIALS, SO WE CAN BE SURE OF A QUORUM TO VOTE ON THESE PROPOSALS FOR STOCKHOLDER ACTION. If you attend the meeting, you may revoke your proxy and vote in person, if you so desire. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Sincerely,

James E. Levine

President, Chief Executive Officer

VERENIUM CORPORATION

3550 John Hopkins Court, San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 14, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Verenium Corporation, a Delaware corporation (the “Company” or “Verenium”). The meeting will be held on Friday, June 14, 2013 at 10:30 a.m. local time at 3550 John Hopkins Court, San Diego, California 92121 for the following purposes:

1.	To elect the three nominees for director named herein to hold office until the 2016 Annual Meeting of Stockholders.

2.	To approve an amendment to the Company’s 2010 Equity Incentive Plan to increase the aggregate number of shares authorized for issuance under the 2010 Equity Incentive Plan by 1,800,000.

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

4.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

5.	To approve the Company’s issuance of the maximum number of shares of common stock of the Company issuable under the Amended and Restated Common Stock Purchase Warrants issued by the Company on January 14, 2013 to Athyrium Opportunities Fund (A) LP and Athyrium Opportunities Fund (B) LP (collectively, “Athyrium”), including in the event any such issuance would result in Athyrium’s beneficial ownership of the outstanding shares of Common Stock of the Company exceeding 20%, and including a waiver of NASDAQ Stock Market Rule 5635 and any other rule of the NASDAQ Stock Market that would prohibit the issuance of such shares.

6.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013.

7.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors of the Company has fixed April 19, 2013 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Only holders of record of shares of Verenium common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the annual meeting. On the record date, the Company had 12,782,894 shares of common stock outstanding and entitled to vote.

Your vote is important. The affirmative vote of a plurality of the votes of the shares of Verenium’s common stock having voting power present in person or represented by proxy at the annual meeting is required to elect directors pursuant to Proposal 1. The affirmative vote of the majority of shares of Verenium’s common stock having voting power present in person or represented by proxy at the annual meeting is required for approval of Proposals 2, 3, 5 and 6. For Proposal 4, the frequency for holding stockholder advisory votes on the compensation of the Company’s named executive officers receiving the highest number of votes from the shares having voting power present in person or represented by proxy at the annual meeting will be considered the frequency preferred by the stockholders.

Even if you plan to attend the annual meeting in person, the Company requests that you vote by Internet or telephone as instructed in these materials or complete, sign and return your proxy as promptly as possible to ensure that your shares will be represented at the annual meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of all nominees for director in Proposal 1, as a vote in favor of “1 Year” as the frequency at which the Company should submit non-binding advisory votes on the compensation of the Company’s named executive officers, and “FOR” Proposals 2, 3, 5 and 6. If you fail to return your proxy card and do not attend the annual meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the annual meeting. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy and vote in person. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting

to Be Held on Friday, June 14, 2013

at 10:30 a.m., local time at 3550 John Hopkins Court, San Diego, California 92121.

The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting, Proxy Statement and Annual Report Form 10-K are available at

http://ir.verenium.com/annual-proxy.cfm

By Order of the Board of Directors

Sincerely,

Alexander A. Fitzpatrick

Senior Vice President, General Counsel and

Secretary

San Diego, California

April 26, 2013

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ONE YEAR AS THE PREFERRED FREQUENCY FOR HOLDING NON-BINDING ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AND “FOR” EACH OF THE OTHER PROPOSALS.

VERENIUM CORPORATION

3550 John Hopkins Court, San Diego, CA 92121

PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

June 14, 2013

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.

Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 29, 2013 to all stockholders of record entitled to vote at the annual meeting.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

In addition, we have retained Morrow & Co., LLC to assist in the solicitation. We will pay Morrow & Co., LLC approximately $8,500 plus out-of-pocket expenses, for their assistance.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 9, 2013.

How do I attend the annual meeting?

The meeting will be held on Friday, June 14, 2013, at 10:30 a.m. local time at 3550 John Hopkins Court, San Diego, California 92121. Directions to the annual meeting may be found at www.verenium.com. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 19, 2013, will be entitled to vote at the annual meeting. On this record date, there were 12,782,894 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 19, 2013 your shares were registered directly in your name with Verenium’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 19, 2013 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are six matters scheduled for a vote:

•	Proposal 1—Election of the three nominees for director named in this proxy statement.

•	Proposal 2—Approval of an amendment to the Company’s 2010 Equity Incentive Plan.

•	Proposal 3—Advisory approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement in accordance with SEC rules.

•	Proposal 4—Advisory indication of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

•	Proposal 5—Approval of the issuance of the maximum number of shares of common stock issuable upon the exercise and pursuant to the terms of the warrants previously issued to Athyrium.

•

Proposal 6—Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

•	Proposal 1—You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify.

•	Proposals 2, 3, 5 and 6—You may vote “For” or “Against” or abstain from voting.

•	Proposal 4—You may vote for “1 Year,” “2 Years,” “3 Years” or “Abstain.”

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using a proxy card that you may request or that we may elect to deliver to you at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote by touch-tone telephone, dial the toll-free number on your Notice. Your vote must be received by 11:59 p.m., Eastern time on June 13, 2013 to be counted.

•

To vote via the Internet, go to http://ir.verenium.com/annual-proxy.cfm to complete the electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m., Eastern time on June 13, 2013 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you will receive a Notice including voting instructions from that organization rather than from Verenium. Simply follow the voting instruction in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 19, 2013.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all nominees for director, for “1 Year” as the frequency at which Verenium should submit a “say on pay” proposal to its stockholders, and “For” each of the other proposals discussed in this proxy statement.

If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may submit a subsequent proxy by phone or Internet.

•	You may send a timely written notice that you are revoking your proxy to Verenium’s Secretary at 3550 John Hopkins Court, San Diego, CA 92121.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 30, 2013, to Verenium’s Secretary at 3550 John Hopkins Court, San Diego, California 92121. Stockholders wishing to submit proposals or director nominations that are not to be included in the proxy statement for the Company’s 2014 annual meeting of stockholders must do so no later than March 16, 2014 and no earlier than February 14, 2014. Stockholders are also advised to review the Company’s Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the annual meeting, who will separately count: for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; with respect to the proposal regarding frequency of stockholder advisory votes to approve executive compensation, votes for frequencies of one year, two years or three years and broker non-votes; and with respect to all other proposals, votes “For”, “Against,” abstentions and, if applicable, broker non-votes. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. For Proposals 2, 3, 5 and 6, abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. For Proposal 4, abstentions will have no effect. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals and elections of directors (even if not contested). Proposals 1-5 are non-routine matters but Proposal 6 is a routine matter.

How many votes are needed to approve each proposal?

•

For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.

•

To be approved, Proposal 2—approval of an amendment to the Company’s 2010 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the 2010 Equity Incentive Plan by 1,800,000 shares—must receive “For” votes from the holders of a majority of the shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

Proposal 3, advisory approval of the compensation of the Company’s named executive officers, will be considered to be approved if it receives “For” votes from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

For Proposal 4, the advisory vote on the frequency of stockholder advisory votes on executive compensation, the frequency receiving the highest number of votes from the shares present in person or represented by proxy and entitled to vote at the annual meeting will be considered the frequency preferred by the stockholders. Abstentions and broker non-votes will have no effect.

•

To be approved, Proposal 5—approval of the Company’s issuance of the maximum number of shares of common stock of the Company issuable under the warrants previously issued to Athyrium—must receive “For” votes from the holders of a majority of the shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

To be approved, Proposal 6—ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013—must receive “For” votes from the holders of a majority of shares present in person or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares on the record date are represented by stockholders present at the meeting or by proxy. On the record date, there were 12,782,894 shares outstanding and entitled to vote, and accordingly 6,391,448 shares must be represented by stockholders present at the meeting or by proxy for there to be a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present in person or by proxy at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Verenium’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors presently has eight members. There are three directors in the class whose term of office expires in 2013. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. If elected at the annual meeting, each of these nominees would serve until the 2016 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite, but not require, directors and nominees for director to attend the Annual Meeting. One of the directors attended the 2012 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Verenium. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

The Governance and Nominating Committee of the Board of Directors seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the committee to believe that that nominee should continue to serve on the Board. However, each of the members of the committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2016 ANNUAL MEETING

Mr. John F. Dee, 55, has been a director of Verenium since May 2008. He is currently Chairman of the Board of Neurophage, Inc., a pioneering neuroscience company focused on neurodegenerative disorders. He also served as Chairman of the Board of Bioprocessors, Inc., a leading innovator focused on advancements in bioprocessing for the Life Sciences industry, prior to its merger with Seahorse, Inc. Mr. Dee served as President and Chief Executive Officer of Link Medicine Corporation from 2009 until its acquisition by AstraZeneca in 2012. Link was focused on developing novel treatments for Alzheimer’s and Parkinson’s disease. Prior to Link, Mr. Dee served as President and Chief Executive Officer of Hypnion, Inc. from its founding in 2000 until its sale to Eli Lilly in 2007. Prior to Hypnion, Mr. Dee spent a significant portion of his professional career with McKinsey & Co., Inc., where he conducted performance-improvement and strategic growth initiatives for several major energy and pharmaceutical companies. After leaving McKinsey in 1997, he conducted turnarounds of biotechnology companies as an acting Chief Executive Officer, including a successful restructuring of Genta, Inc. In non-profit pursuits, Mr. Dee led a group of Bay Area economists and business leaders in a diagnostic and public policy review of the San Francisco Bay Area’s economic performance. He also advised the Pacific Presidio Center, a non-profit environmental group, on the potential redesign of the Presidio army base into a world environmental center. Mr. Dee holds a B.A. / M.S. in Engineering from Stanford University and an M.B.A. from Harvard University. Verenium’s Board of Directors has concluded that Mr. Dee should serve as a director of Verenium based upon his extensive prior experience and record of achievement in leadership roles as an executive and director of several leading biotechnology companies.

Dr. Fernand Kaufmann, 70, has been a director of Verenium since 2004. Dr. Kaufmann retired from The Dow Chemical Company, a public chemical manufacturing company, in 2001. During his more than 30-year career at Dow, Dr. Kaufmann served in a number of senior executive capacities, including Group Vice-President for New Businesses and as a member of Dow’s management executive committee. From 2006 to 2011 Dr. Kaufmann served as Chief Executive Officer and chairman of the board of HPL S.A., a Swiss technology start-up company in the field of novel lithium-ion battery technology. Dr. Kaufmann received a Ph.D. in polymer chemistry from the University of Strasbourg in France. He also serves as an advisor to Emerald Technology Ventures, a Swiss venture capital fund focused on clean energy and other technology. He is a Business Angel advisor to Swiss technology start-ups. Verenium’s Board of Directors has concluded that Dr. Kaufmann should serve as a director of Verenium based upon his extensive experience and record of achievement as both an executive and director of leading public and private companies in the chemical, energy and biotechnology fields, as well as his tenure since 2004 as a member of the Board, and of the audit committee and compensation committee since 2005, of the Company.

Mr. James (Jamie) E. Levine, 42, became President, Chief Executive Officer and a member of the Board of Directors of Verenium in March 2011. He joined Verenium in April 2009 as Executive Vice President and Chief Financial Officer. Prior to joining Verenium, Mr. Levine held various positions focused on the energy and healthcare industries with the global investment banking and securities firm, Goldman Sachs & Co., where he served as a Managing Director in the Power and Utilities Group in New York from 2007 to 2009. Before that he served as a Managing Director in the Goldman Sachs Energy Group in London from 2000 until 2006 which included responsibility for covering the integrated oil and gas and the refining and marketing sectors. In both of these positions Mr. Levine advised both corporate clients and private equity firms on valuing, acquiring and financing commodity-exposed businesses. From 1997 to 2000 Mr. Levine held positions in the Goldman Sachs Healthcare Group in London and New York focused on biotechnology companies. Prior to Goldman Sachs, Mr. Levine held positions with Lehman Brothers, Inc. in New York, and Industrial Economics, Inc. in Cambridge, Massachusetts. Mr. Levine received an M.B.A. degree with a concentration in Finance from the Wharton School of the University of Pennsylvania and a B.A. in Economics from Brandeis University in Waltham, Massachusetts. Verenium’s Board of Directors has concluded that Mr. Levine should serve as a director of Verenium based upon his position with the Company and his prior experience and record of achievement in leadership roles as an executive.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2014 ANNUAL MEETING

Mr. Peter Johnson, 67, has been a director of Verenium since 1999. Mr. Johnson was a founder of Agouron Pharmaceuticals, Inc. and served as its President and Chief Executive Officer from its inception in 1984 until 2000. Mr. Johnson currently serves as a director of a nonprofit organization. Mr. Johnson received a B.A. and an M.A. from the University of California. Verenium’s Board of Directors has concluded that Mr. Johnson should serve as a director of Verenium based upon his long and successful career as an entrepreneur and top executive in the biotechnology field, as well as his tenure since 1999 as a member of the Board of the Company.

Ms. Cheryl A. Wenzinger, 64, has been a director of Verenium since 2004 and serves as the chair of Verenium’s audit committee and as the audit committee’s financial expert. In her most recent position as audit partner at Deloitte & Touche from 1984 to 2000, Ms. Wenzinger served many private and public companies, with a focus on health care providers and insurers, manufacturing, and agribusiness. She currently serves on the Board of Directors of Banner Health, where she currently chairs the strategy committee and has chaired the audit committee. From 2003 through 2011, Ms. Wenzinger served on the Board of Trustees for Delta Dental Plan of Colorado, where she served on the audit committee as the chair and financial expert. Ms. Wenzinger received a B.S. in Accounting from the University of Northern Colorado and is a Certified Public Accountant. Verenium’s Board of Directors has concluded that Ms. Wenzinger should serve as a director of Verenium based upon her extensive prior experience in a senior position at Deloitte & Touche and as director or trustee and audit committee member or chair of other leading companies, as well as her tenure since 2004 as a member of the Company’s Board and audit committee, and as chair of the audit committee since 2005.

Mr. Holger Liepmann, 61, became a director of Verenium in March 2013. In his most recent position Mr. Liepmann served as Executive Vice President of Global Nutrition at Abbott Laboratories, a leading global health care company, until his retirement in April 2011. He joined Abbott in 1986 and, prior to his appointment as Executive Vice President of Global Nutrition in 2006, held various positions including Executive Vice President, Pharmaceutical Products Group, and Senior Vice President Abbott International. Before joining Abbott, he served as a Marketing Manager, Europe of Cutter Laboratories, a subsidiary of Bayer AG. Mr. Liepmann currently serves on the Board of Trustees of a nonprofit organization. Mr. Liepmann received a B.A. from Dartmouth College and an M.B.A. from Stanford University. Verenium’s Board of Directors has concluded that Mr. Liepmann should serve as a director of Verenium based upon his extensive global operations experience and record of achievement in leadership roles as an executive in the biotechnology field.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2015 ANNUAL MEETING

Dr. James H. Cavanaugh, 76, has been a director of Verenium since 1992 and Verenium’s Chairman since 1998. Dr. Cavanaugh has been a Managing Director of HealthCare Ventures LLC, a venture capital management company since 1988. Dr. Cavanaugh was formerly president of SmithKline & French Laboratories U.S., Inc., the pharmaceutical division of SmithKline Beckman Corporation. Previously, he was President of Allergan International, a specialty eye care company. Prior to his industry experience, Dr. Cavanaugh was Deputy Assistant to the President for Domestic Affairs and Deputy Chief of the White House staff. Dr. Cavanaugh holds a Doctorate and a Master’s degree from the University of Iowa and a Bachelor of Science degree from Fairleigh Dickinson University. In addition to serving on the Board of Directors of several privately held health care and biotechnology companies, he was non-executive chairman of Shire Pharmaceuticals Group plc from 1999 to 2008. He served on the Board of MedImmune, Inc. from 1990 until it was acquired by AstraZeneca in 2007, and was Chairman of Vicuron Pharmaceuticals, Inc. from its inception until it was acquired by Pfizer in 2005. Dr. Cavanaugh currently serves on the Board of Colorescience, Inc. Verenium’s Board of Directors has concluded that Dr. Cavanaugh should serve as a director of Verenium based upon his experience in government and as a top executive and board member of leading biotechnology companies, as well as his tenure since 1992 as a member of the Board, and Chairman since 1998, of Verenium.

Mr. Joshua Ruch, 63, has served as a director of Verenium since 2007, and prior to Verenium’s merger with Celunol, was a director of Celunol since December 2004. Mr. Ruch is the Chairman and Chief Executive Officer of Rho Capital Partners, Inc., an investment and venture capital management company, which he co-founded in 1981. Prior to founding Rho, Mr. Ruch was employed in investment banking at Salomon Brothers. Mr. Ruch received a B.S. degree in electrical engineering from the Israel Institute of Technology (Technion) and an M.B.A. from the Harvard Business School. Mr. Ruch is also a director of a number of private companies. Verenium’s Board of Directors has concluded that Mr. Ruch should serve as a director of Verenium based upon his long and successful career as an investor and board member of numerous leading energy and biotechnology companies.

VERENIUM’S MANAGEMENT

Name	Age	Title
James E. Levine	42	President, Chief Executive Officer and Director
Janet S. Roemer	57	Executive Vice President, Chief Operating Officer
Jeffrey G. Black	44	Senior Vice President, Chief Financial Officer
Alexander A. Fitzpatrick	46	Senior Vice President, General Counsel and Secretary

Ms. Janet S. Roemer joined Verenium in March 2008, as Executive Vice President of the Specialty Enzymes Business Unit and became Chief Operating Officer of Verenium in July 2010. Prior to joining Verenium, Ms. Roemer held several positions with BP Group, one of the world’s largest oil and gas companies. She was Chief of Staff to the CEO of Innovene, a $24 billion petrochemical and refining business within BP Group. Prior to that, Ms. Roemer held executive level roles including chief executive of a $1.7 billion North American chemical business, Vice President of Digital Business, and General Manager of a $700 million global chemical business. Ms. Roemer also held various positions at Amoco Corporation between 1983 and 1999, in sales and marketing management, product management, production planning and logistics, and strategic planning. She began her career as a chemist at National Starch and Chemical. Ms. Roemer received an M.B.A. from the University of Chicago, and a Bachelor’s degree in Chemistry from Miami University in Oxford, Ohio.

Mr. Jeffrey G. Black became Senior Vice President and Chief Financial Officer in March 2011. Mr. Black joined Verenium in 2005 as Chief Accounting Officer. Mr. Black has over 20 years in financial management and advisory roles and has served in senior level financial management roles for six publicly-traded companies. Mr. Black’s experience includes serving as Executive Director of Accounting and Corporate Controller of Isis Pharmaceuticals, Inc. and Principal and Interim Financial Executive of Regent Pacific Management Corporation, a financial advisory firm through which he served as Vice President of Finance and Corporate Controller of Clarent Corporation and Vice President and Corporate Controller of Accelerated Networks, Inc. Mr. Black is a certified public accountant (inactive) and began his career with Ernst & Young LLP. Mr. Black graduated with a Bachelor’s degree in business from the University of Arizona.

Mr. Alexander A. Fitzpatrick became Verenium’s Senior Vice President, General Counsel and Secretary in November 2010. Prior to joining Verenium, Mr. Fitzpatrick served as Senior Vice President, General Counsel and Secretary of Kintera, Inc., a publicly traded technology company. Following the sale of Kintera, Mr. Fitzpatrick continued to serve in a similar position for a major division of Blackbaud, Inc. Previously, Mr. Fitzpatrick was Director of Strategic Transactions for a division of Vivendi Universal SA. Prior to that, as a member of the business, corporate and technology departments with the law firms Cooley LLP and Latham & Watkins LLP in San Diego, and Rogers & Wells LLP (now Clifford Chance) in London, Mr. Fitzpatrick represented biotech and other technology companies, investment banks and venture capitalists in a variety of transactions including numerous collaborations, mergers and acquisitions, intellectual property matters, licensing and financing activity. Mr. Fitzpatrick received a B.S. in mathematics from Georgetown University and a J.D. from the University of California, Berkeley.

Information Regarding the Verenium Board of Directors and Corporate Governance

Independence of the Board of Directors

As required under the listing standards of the NASDAQ Stock Market, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. After review of all relevant transactions or relationships between each director, or any of his or her family members, and Verenium, its senior management and its independent registered public accounting firm, the Verenium Board of Directors affirmatively has determined that all of Verenium’s directors are independent directors within the meaning of the applicable NASDAQ Stock Market listing standards, except for Mr. Levine, who is Verenium’s President and Chief Executive Officer.

Board Leadership Structure

The Board of Directors of the Company has an independent chair, Dr. Cavanaugh, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Chairman can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Company’s Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Company’s audit committee has the responsibility to consider and discuss the Company’s major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also reviews and discusses with management the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures, as well as monitors compliance with financial laws and regulations, in addition to oversight of the performance of our internal audit function. The Company’s governance and nominating committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Company’s compensation committee assesses and monitors whether any of the Company’s compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the entire Board of Directors meets with Company executive management, and the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from executive management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board coordinates with management with regard to the determination and implementation of responses to any problematic risk management issues.

Meetings of the Board of Directors

The Verenium Board of Directors met twenty-six times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member.

In fiscal 2012, Verenium’s Board of Directors met seventeen times in executive session.

Information Regarding Committees of Verenium’s Board of Directors

Verenium’s Board of Directors has three committees: an audit committee, a compensation committee and a governance and nominating committee. During fiscal 2012, Verenium’s Board of Directors also had a fourth committee, a finance committee, which was dissolved in February 2013. The following table provides membership and meeting information for fiscal 2012 for each of the Board committees:

Name	Audit		Compensation		Governance and Nominating		Finance***
Dr. James H. Cavanaugh			X		X	*
Mr. John F. Dee							X
Mr. Peter Johnson			X		X
Dr. Fernand Kaufmann	X		X	*
Mr. Holger Liepmann**
Mr. James E. Levine
Mr. Joshua Ruch			X				X
Ms. Cheryl A. Wenzinger	X	*
Mr. Michael Zak****	X						X	*
Total meetings in fiscal 2012	5		4		1		1

*	Committee Chairperson

**	Holger Liepmann was appointed to the Board on February 21, 2013, effective March 31, 2013. The Board subsequently appointed Mr. Liepmann to the audit committee, effective March 31, 2013, filling the vacancy left by Mr. Zak’s resignation.

***	The finance committee was dissolved by the Board of Directors effective February 21, 2013.

****	Michael Zak resigned from the Board effective March 31, 2013.

Below is a description of each committee referred to above. The Verenium Board of Directors has determined that each member of each of these committees meets the applicable rules and regulations regarding “independence,” as applicable to Board and committee memberships and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to Verenium.

Audit Committee

The audit committee is governed by the Audit Committee Charter, a current copy of which is available to stockholders through the Company’s website at ir.verenium.com/governance.cfm. The audit committee is comprised of three directors, Ms. Wenzinger, Dr. Kaufmann and Mr. Liepmann, each of whom meets the current independence and experience requirements of the listing standards of the NASDAQ Stock Market. Mr. Liepmann was appointed to the audit committee on March 31, 2013, replacing Mr. Zak who served on the audit committee during 2012 and until March 31, 2013.

The audit committee’s primary responsibility is to monitor and evaluate management’s financial reporting process and the accounting policies on which it is based, together with the independent registered public accounting firm’s review thereof, to assure that (1) the outcome reflects Verenium’s financial condition and the financial effects of Verenium’s activities in a full, fair, accurate, timely, and understandable manner and (2) that the systems of internal and disclosure controls are effective. In carrying out this responsibility, the audit committee meets with Verenium’s independent registered public accounting firm on a regular basis to discuss the quarterly financial statements and to review the results of the annual audit and discuss the annual financial statements; appoints, oversees the independence of, and evaluates the performance of the independent registered public accounting firm; and receives and considers the comments of the independent registered public accounting firm as to controls, adequacy of staff and management performance, and procedures in connection with audit and financial controls. The audit committee is composed of three directors, Ms. Wenzinger, Dr. Kaufmann, and Mr. Liepmann, with Ms. Wenzinger serving as the chair of the committee.

Verenium’s Board of Directors annually reviews the NASDAQ Stock Market listing standards for audit committee membership and has determined that all members of the audit committee meet all NASDAQ Stock Market listing standards for audit committee membership, and are independent as currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ Stock Market listing standards. The Board of Directors has also determined that Ms. Wenzinger qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission rules. Verenium’s Board of Directors made a qualitative assessment of Ms. Wenzinger’s level of knowledge and experience based on a number of factors, including her formal education, professional certification, and experience as an audit partner of a public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

Management has the primary responsibility for the preparation, presentation and integrity of the financial statements and the reporting process, including the systems of internal and disclosure controls. The purpose of the audit committee is to assist the Board of Directors in fulfilling its oversight responsibilities for the financial reporting process, the system of internal control, the audit process, and the Company’s process for monitoring compliance with financial laws and regulations and the code of business conduct and ethics. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements, expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and auditing of and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting, in accordance with the standards established by the Public Company Accounting and Oversight Board (PCAOB) and issuing a report thereon.

The audit committee held five meetings during 2012, all of which included an opportunity for separate executive sessions of the audit committee with the independent registered public accounting firm and among the audit committee members themselves. The audit committee met in executive session in four of its meetings in 2012.

The audit committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audits of the Company’s financial statements and their approach to the assessment of the Company’s internal controls over financial reporting. The audit committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements and the results of the assessment of internal controls over financial reporting. These reviews included discussions with the independent registered public accounting firm of matters as are required to be discussed with the audit committee by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380) as adopted by the PCAOB in Rule 3200T. The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

In reliance on the foregoing, the audit committee recommended to the Board of Directors that the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission. The audit committee has also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

Audit Committee:

Ms. Cheryl A. Wenzinger (Chair)

Dr. Fernand Kaufmann

Mr. Holger Liepmann

Mr. Michael Zak (former)

*	The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Compensation Committee

Verenium’s compensation committee is governed by the Compensation Committee Charter, a current copy of which is available to stockholders through the Company’s website at ir.verenium.com/governance.cfm. The compensation committee reviews and approves salaries and incentive compensation to officers and employees, awards stock options to officers, employees and consultants under Verenium’s stock option plans, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board of Directors may delegate. The compensation committee is composed currently of four directors: Messrs. Johnson and Ruch, and Drs. Cavanaugh and Kaufmann, with Dr. Kaufmann serving as chair of the committee. Mr. Johnson served as chair of the committee during 2012 and until March 31, 2013. All members of the compensation committee are independent, as independence is currently defined in Rule 5605(a)(2) of the NASDAQ Stock Market listing standards.

The specific determinations of the compensation committee with respect to executive compensation for 2012 are described in greater detail in the section entitled “Compensation Discussion and Analysis.”

Governance and Nominating Committee

Verenium’s governance and nominating committee is governed by the Governance and Nominating Committee Charter, a current copy of which is available to stockholders through the Company’s website at http://ir.verenium.com/governance.cfm. The governance and nominating committee (1) evaluates Verenium’s corporate governance functions on behalf of the Board of Directors, including procedures for compliance with applicable legal, ethical and regulatory requirements that affect corporate governance, (2) makes recommendations to the Board of Directors regarding governance issues, (3) identifies, reviews, and evaluates candidates to serve as directors of Verenium, (4) serves as a focal point for communication between such candidates, the Board of Directors and Verenium’s management, and (5) recommends such candidates to the Board of Directors. The governance and nominating committee’s primary responsibilities include assessment of the Board of Directors, conflicts of interest assessment, corporate governance guidelines, procedures for information dissemination and director nominations, Board of Directors committee nominations, and recommendations regarding director changes of position. The governance and nominating committee is composed currently of two directors: Mr. Johnson and Dr. Cavanaugh, with Dr. Cavanaugh serving as the chair of the committee. All members of the governance and nominating committee are independent, as independence is currently defined in Rule 5605(a)(2) of the NASDAQ Stock Market listing standards.

The governance and nominating committee believes that candidates for director should possess certain minimum qualifications, including high personal integrity and ethics and the ability to understand basic financial statements. The governance and nominating committee also considers factors such as relevant expertise upon which to be able to offer advice and guidance to management, sufficient time to devote to the affairs of Verenium, demonstrated excellence in his or her field, experience in the markets Verenium serves, the ability to exercise sound business judgment, and the ability to bring a diversity of views and experiences to the deliberations and decision-making processes of the Board. However, the governance and nominating committee retains the right to modify these factors from time to time. Candidates for director are reviewed in the context of the current composition of the Board of Directors, the operating requirements of Verenium, and the long-term interests of stockholders. In conducting this assessment, the governance and nominating committee considers the current needs of the Board of Directors and Verenium, and seeks to maintain a balance of knowledge, experience and capabilities, and to avoid or effectively manage potential conflicts of interest. In the case of new director candidates, the governance and nominating committee also determines whether a particular candidate must be independent for NASDAQ Stock Market purposes, which determination is based upon applicable NASDAQ Stock Market listing standards and applicable Securities and Exchange Commission rules and regulations. In the case of incumbent directors whose terms of office are set to expire, the governance and nominating committee reviews such directors’ overall service to Verenium during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.

At this time, the governance and nominating committee does not consider director candidates recommended by stockholders. The governance and nominating committee believes that it is in the best position to identify, review, evaluate and select qualified director candidates based upon its comprehensive criteria for Board of Directors membership. The governance and nominating committee uses its network of contacts to compile a list of potential director candidates, but it may also engage, if it deems appropriate, a professional search firm. The governance and nominating committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.

Finance Committee

Prior to its dissolution in February 2013, the finance committee assisted the Board of Directors in overseeing and evaluating matters related to short and long-term financial planning, strategic financing options and capital structure, and, as necessary and appropriate, advised the Board of Directors on the engagement of outside financial advisors, investment banks, or other experts on finance-related matters. The finance committee was comprised of three directors, Messrs. Zak, Dee and Ruch, with Mr. Zak serving as the chair of the committee. All members of the finance committee were independent, as independence is currently defined in Rule 5605(a)(2) of the NASDAQ Stock Market listing standards.

Stockholder Communications with Verenium’s Board of Directors

Stockholders and other parties interested in communicating directly with the non-management directors of Verenium as a group may do so by writing to the Secretary of Verenium Corporation, 3550 John Hopkins Court, San Diego, CA 92121. Any communication must state the number of shares owned by the stockholder making the communication. The governance and nominating committee of Verenium’s Board of Directors has approved a process for handling letters received by Verenium and addressed to non-management members of Verenium’s Board of Directors. Under that process, the Secretary of Verenium reviews all such correspondence and regularly forwards to Verenium’s Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of Verenium’s Board of Directors or committees thereof or that the Secretary otherwise determines requires their attention. If the Secretary determines that the communication is unduly hostile, threatening, or similarly inappropriate, the Secretary shall discard the communication. Directors may at any time review a log of all correspondence received by Verenium that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters are immediately brought to the attention of Verenium’s legal and accounting departments and handled in accordance with procedures established by the audit committee with respect to such matters.

Code of Ethics

Verenium has adopted the Verenium Corporation Code of Business Conduct and Ethics, or Code of Conduct, that applies to all officers, directors and employees. The Code of Conduct is available on Verenium’s website at http://ir.verenium.com/governance.cfm. If Verenium makes any substantive amendments to the Code of Conduct or grants any waiver from its provisions to any executive officer or director, Verenium will promptly disclose the nature of the amendment or waiver on its website, and in accordance with SEC rules and regulations, as applicable.

Non-Employee Director Compensation

The following table shows for the fiscal year ended December 31, 2012 certain information with respect to the compensation of all non-employee directors of Verenium:

DIRECTOR COMPENSATION FOR FISCAL 2012

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Dr. James H. Cavanaugh	$69,000	—	$11,669	(2)	—	—	—	$80,669

John Dee	$65,000	—	$11,669	(3)	—	—	—	$76,669

Peter Johnson	$66,000	—	$11,669	(4)	—	—	—	$77,669

Dr. Fernand Kaufmann	$70,000	—	$11,669	(5)	—	—	—	$81,669

Holger Liepmann*	$—	—	$—		—	—	—	$—

Joshua Ruch	$63,500	—	$11,669	(6)	—	—	—	$75,169

Cheryl A. Wenzinger	$81,500	—	$11,669	(7)	—	—	—	$93,169

Michael Zak**	$67,000	—	$11,669	(8)	—	—	—	$78,669

*	Holger Liepmann joined the Board effective March 31, 2013

**	Michael Zak resigned from the Board effective March 31, 2013

(1)	Amounts relate to stock option awards and reflect the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718 for stock option awards granted during the fiscal year. Pursuant to SEC rules, the amounts shown in this table exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense for these awards and do not necessarily correspond to the actual value that may be recognized by the directors. See Note 11 of the Notes to the Consolidated Financial Statements, included in our Annual Report on Form 10-K filed on April 1, 2013, for a discussion of the relevant assumptions used to determine the valuation of our stock awards for accounting purposes in 2012.

(2)	The grant date fair value of the options to purchase 6,000 shares of common stock that were granted on June 21, 2012 is $11,669. As of December 31, 2012, total option awards to purchase 31,000 shares of common stock remain outstanding.

(3)	The grant date fair value of the options to purchase 6,000 shares of common stock that were granted on June 21, 2012 is $11,669. As of December 31, 2012, total options awards to purchase 18,249 shares of common stock remain outstanding.

(4)	The grant date fair value of the options to purchase 6,000 shares of common stock that were granted on June 21, 2012 is $11,669. As of December 31, 2012, total options awards to purchase 28,128 shares of common stock remain outstanding.

(5)	The grant date fair value of the options to purchase 6,000 shares of common stock that were granted on June 21, 2012 is $11,669. As of December 31, 2012, total options awards to purchase 23,224 shares of common stock remain outstanding.

(6)	The grant date fair value of the options to purchase 6,000 shares of common stock that were granted on June 21, 2012 is $11,669. As of December 31, 2012, total options awards to purchase 20,332 shares of common stock remain outstanding.

(7)	The grant date fair value of the options to purchase 6,000 shares of common stock that were granted on June 21, 2012 is $11,669. As of December 31, 2012, total options awards to purchase 24,617 shares of common stock remain outstanding.

(8)	The grant date fair value of the options to purchase 6,000 shares of common stock that were granted on June 21, 2012 is $11,669. As of December 31, 2012, total options awards to purchase 20,332 shares of common stock remain outstanding.

During 2012, each non-employee director of Verenium received an annual retainer of $25,000, a fee of $1,500 per board meeting attended, and a fee of $1,000 per meeting for committee participation. Directors who served as committee chairpersons for Board committees received an additional fee of $1,000 per committee meeting, with the chair of the audit committee receiving an additional retainer of $7,500 for 2012. In the year ended December 31, 2012, the total fees paid to all non-employee directors were $482,000 for service on the Board. In accordance with Verenium’s policy, members of the Board of Directors were also eligible for reimbursement for expenses incurred in connection with their attendance at Board meetings.

Each non-employee director also received awards under Verenium’s 2010 Equity Incentive Plan, or 2010 Plan. While the 2010 Plan is open to both employees and non-employees, options granted to non-employee directors under the 2010 Plan are intended by Verenium not to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. Stock awards and awards of stock options to non-employee directors under the 2010 Plan are discretionary, with the exception of an automatic annual grant of options to purchase shares of common stock, to each non-employee director who has served on the Board at least 12 months, granted on the next business day following the date of each annual meeting of stockholders. As of December 31, 2012, 1,827,254 shares are authorized for issuance under the 2010 Plan, 1,359,840 options are outstanding, 172,746 options have been exercised and 467,414 are available for grant.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE COMPANY’S 2010 EQUITY INCENTIVE PLAN

The Verenium Corporation 2010 Equity Incentive Plan (the “2010 Plan”) was adopted by the board of directors on April 19, 2010, and subsequently approved by stockholders. We also maintain our 2007 Equity Incentive Plan and our 2005 Non-Employee Directors’ Equity Incentive Plan, which may be used for grants of equity awards to employees, consultants and/or directors in accordance with their terms. As a result of the termination of our 1999 Directors’ Plan and our 1997 Equity Incentive Plan and the suspension of our 1999 Employee Stock Purchase Plan, no additional grants of equity awards will be made under those plans. We also maintain the Celunol Corp. 2006 Equity Incentive Plan, the Celunol Corp. 2004 Equity Incentive Plan and the Celunol Corp. 1998 Stock Plan (collectively, the “Celunol Plans”), but no additional equity awards will be granted under the Celunol Plans. We refer to all of the foregoing plans collectively as our “Current Equity Plans.” All outstanding stock awards granted under the Current Equity Plans will continue to be subject to the terms and conditions set forth in the agreements evidencing such stock awards and the terms of the Current Equity Plans and shall be unaffected by the approval of the amendment to the 2010 Plan by our stockholders.

The 2010 Plan currently authorizes the issuance of an aggregate of 2,000,000 shares of common stock under the 2010 Plan. During the 2012 fiscal year, we granted options to purchase 100,000 shares of common stock under the 2010 Plan to our current executive officers at an exercise price of $4.23 per share, we granted to all employees (excluding executive officers) as a group options to purchase 357,200 shares of common stock at an exercise price of $4.23 per share and we granted to our non-employee directors as a group options to purchase 42,000 shares of common stock at an exercise of $3.42 per share.

On March 31, 2013, stock awards (net of cancelled or expired awards) covering an aggregate of 1,354,315 shares were outstanding under the 2010 Plan, 472,939 shares remained available for future grant and 172,746 shares had been previously issued pursuant to stock option exercises. If this proposal adding an additional 1,800,000 shares to the 2010 Plan is approved, then a total of 3,627,254 shares of Verenium common stock will be reserved for future issuance under the 2010 Plan, including 2,272,939 shares that will be available for the future grant of stock awards.

In February 2013, our Board approved amendments to the 2010 Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the 2010 Plan by an additional 1,800,000 shares of common stock, and a corresponding increase in the number of shares underling options that may be issued as “incentive stock options” under the 2010 Plan. The following changes to the 2010 Plan are the subject of this Proposal:

•

an increase in the number of shares of common stock that may be issued under the 2010 Plan of 1,800,000 shares for a total number shares of common stock reserved for issuance under the 2010 Plan of an aggregate of 3,800,000 shares; and

•	a corresponding increase in the number of shares that may be issued pursuant to “incentive stock options” to an aggregate of 3,800,000 shares.

Our Board adopted these amendments to the 2010 Plan to ensure that Verenium Corporation can continue to grant stock options and other stock awards under the 2010 Plan at levels determined appropriate by our Board and Compensation Committee. After forecasting our anticipated growth rate for the next few years, we believe that this number of shares under the 2010 Plan, as amended, will be sufficient for at least three years of equity grant activity under our current compensation program. This reserve will provide us with a predictable amount of equity for attracting, retaining and motivating employees as we continue to grow. We believe this number of shares is critical to build and retain the pool of talent necessary to create substantial stockholder value.

The Board believes that it is very important that our eligible employees, consultants and directors receive part of their compensation in the form of equity awards to foster their investment in the Company, reinforce the link between their financial interests and those of our other stockholders and maintain a competitive compensation program within the Company. Equity compensation fosters an employee ownership culture, motivates employees to create stockholder value and, because the awards are typically subject to vesting and other conditions, promotes a focus on long-term value creation. The equity incentive programs we have in place have worked to build stockholder value by attracting and retaining extraordinarily talented employees, consultants and directors. The Board believes we must continue to offer competitive equity compensation packages in order to attract and motivate the talent necessary for our continued growth and success.

We recognize that equity compensation awards dilute stockholder equity and must be used judiciously. Our equity compensation practices are designed to be in line with industry norms, and we believe our historical share usage has been responsible and mindful of stockholder interests. Certain provisions in the 2010 Plan are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•

Flexibility in designing equity compensation scheme. The 2010 Plan allows us to utilize a broad array of equity incentives, and performance cash incentives in order to secure and retain the services of our employees, consultants and directors, and to provide long term incentives that align the interests of our employees, consultants and directors with the interests of our stockholders. The broad array of equity incentives also provides Verenium with the flexibility to be able to quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

•

Stockholder approval is required for additional shares. The 2010 Plan does not contain an annual “evergreen” provision. Thus, shareholder approval is required each time we need to increase the share reserve allowing our shareholders the ability to have a say on our equity compensation programs.

•

Stockholder approval is required for Repricing; cancellation and re-grant of stock awards. The 2010 Plan prohibits the Board from repricing any outstanding equity awards by reducing the exercise price of the stock award or cancelling any outstanding stock awards in exchange for cash or other stock awards without obtaining the approval of stockholders.

•

Submission of 2010 Plan amendments to shareholders. The 2010 Plan requires shareholder approval for material amendments to the 2010 Plan, including as noted above, any increase in the number of shares reserved for issuance under the 2010 Plan.

Stockholders are requested in this Proposal 2 to approve the amendments to the Company’s 2010 Plan described above. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the amendments to the 2010 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. A copy of the 2010 Plan, as amended, is attached to this proxy statement as Annex A.

Description of the 2010 Equity Incentive Plan, as amended

The material features of the 2010 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2010 Plan. Stockholders are urged to read the actual text of the 2010 Plan, as amended in its entirety, which is attached to this proxy statement as Annex A.

Background

The terms of the 2010 Plan provide for the grant of stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

If this Proposal 2 is approved, the total number of shares of our common stock authorized for issuance under the 2010 Plan will consist of 3,800,000 (the “Share Reserve”). The number of shares available for issuance under the 2010 Plan is reduced by one share for each share of common stock issued pursuant to a stock option, stock appreciation right, restricted stock award, restricted stock unit award, performance stock award, or other stock award granted under the 2010 Plan. The Share Reserve does not limit the number of equity awards granted under the 2010 Plan so long as the number of shares of common stock issued under equity awards made under the 2010 Plan does not exceed the Share Reserve.

If, under the 2010 Plan, we issue common stock pursuant to a stock award and the common stock is later forfeited, then the forfeited shares will again become available for issuance under the 2010 Plan. However, any shares we reacquire pursuant to our withholding obligations or as consideration for the exercise of a stock option or stock appreciation right will not become available for issuance under the 2010 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the tendered shares do not become available for issuance under the 2010 Plan.

Eligibility

All of our approximately 120 employees and our directors and consultants are eligible to participate in the 2010 Plan and may receive all types of awards, other than incentive stock options, which may be granted only to our employees (including officers) and employees of our affiliates.

Administration

The 2010 Plan is administered by the board of directors, which may in turn delegate authority to administer the 2010 Plan to a committee. The board has delegated administration of the 2010 Plan to the compensation committee of the board, but may retain the authority to concurrently administer the 2010 Plan with the compensation committee and may, at any time, revest in itself some or all of the powers previously delegated to the compensation committee. Subject to the terms of the 2010 Plan, the compensation committee may determine the recipients, numbers and types of stock awards to be granted, and terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the compensation committee also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2010 Plan.

In the discretion of the board of directors, the compensation committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act or solely of two or more “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The compensation committee has the authority to delegate its administrative powers under the 2010 Plan to a subcommittee consisting of members of the compensation committee. As used herein, except as explicitly stated otherwise, with respect to the 2010 Plan, the “board of directors” or “board” refers to any committee the board appoints or, if applicable, any subcommittee, as well as to the board itself.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the 2010 Plan, the board does not have the authority to reprice any outstanding equity awards by reducing the exercise price of the stock award or to cancel any outstanding stock awards in exchange for cash or other stock awards without obtaining the approval of our stockholders within 12 months prior to the repricing or cancellation and re-grant event.

Stock Options

Stock options may be granted under the 2010 Plan pursuant to stock option agreements. The Plan permits the grant of stock options that qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations” below), may not be less than 110% of such fair market value. As of April 19, 2013, the closing price of our common stock as reported on the NASDAQ Global Market was $2.22 per share.

In general, the term of stock options granted under the 2010 Plan may not exceed ten years. Unless the terms of an optionholder’s stock option agreement or other agreement with the Company provide for earlier or later termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to death or disability, the optionholder, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months after the date the service relationship ends. Except as explicitly provided otherwise in an optionholder’s award agreement, if an optionholder’s service relationship with us, or any affiliate of ours, is terminated for cause, all stock options terminate upon the date of such optionholder’s termination of service and the stock optionholder is prohibited from exercising any stock option from such termination date. If an optionholder’s service relationship with us, or any affiliate of ours, ceases for any other reason, the optionholder may exercise any vested stock options for up to three months after the date the service relationship ends, unless the terms of the stock option agreement or other agreement with the Company provide for a longer or shorter period to exercise the stock option. Under the 2010 Plan, the stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate the Company’s insider trading policy. In no event may a stock option be exercised after its expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2010 Plan will be determined by the board of directors and may include cash, check, bank draft or money order made payable to us, payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, common stock previously owned by the optionholder, a net exercise feature (for NSOs only), or other legal consideration approved by the board of directors.

Stock options granted under the 2010 Plan may become exercisable in cumulative increments, or “vest,” as determined by the board of directors at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2010 Plan may be subject to different vesting schedules as the board may determine. The board also has flexibility to provide for accelerated vesting of equity awards in certain events.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the stock option following the optionholder’s death.

Limitations

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the stock option exercise price must be at least 110% of the fair market value of the stock subject to the stock option on the date of grant; and

•	the term of any ISO award must not exceed five years from the date of grant.

If this Proposal is approved, the aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs is 3,800,000 shares of common stock. In addition, no employee may be granted options, stock appreciation rights, or other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted under the 2010 Plan covering more than 750,000 shares of our common stock in any calendar year.

Restricted Stock Awards

Restricted stock awards may be granted under the 2010 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient’s services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the board of directors. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the board. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2010 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the board of directors. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock, or in any other form of consideration determined by the board and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the board. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2010 Plan pursuant to a stock appreciation rights agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the board of directors but shall in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. The board may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock, in cash, in a combination of cash and stock, or in any other form of legal consideration approved by the board and set forth in the stock appreciation right agreement. Stock appreciation rights shall be subject to the same conditions upon termination and restrictions on transfer as stock options under the Plan.

Performance Awards

The 2010 Plan provides for the grant of two types of performance awards: performance stock awards and performance cash awards. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by the compensation committee. The maximum amount covered by a performance award that may be granted to any individual in a calendar year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals) may not exceed 750,000 shares of our common stock in the case of performance stock awards, or $2,500,000 in the case of performance cash awards.

In granting a performance award, the compensation committee will set a period of time (a “performance period”) over which the attainment of one or more goals (“performance goals”) will be measured for the purpose of determining whether the award recipient has a vested right in or to such award. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically before the 90th day of a performance period or the date on which twenty-five percent of the performance period has elapsed), the compensation committee will establish the performance goals, based upon one or more criteria (“performance criteria”) enumerated in the 2010 Plan and described below. As soon as administratively practicable following the end of the performance period, the compensation committee will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the 2010 Plan shall be determined by the board of directors, based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the board.

The board of directors is authorized to determine whether, when calculating the attainment of performance goals for a performance period, to exclude one or more of the following: (i) restructuring and/or other nonrecurring charges; (ii) exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (iii) the effects of changes to generally accepted accounting principles; (iv) the effects of any statutory adjustments to corporate tax rates; and (v) the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Compensation attributable to performance-based awards under the 2010 Plan will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and (iii) the compensation committee certifies in writing prior to the granting, payment or exercisability of the award that the performance goal has been satisfied.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the 2010 Plan. The board of directors will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the board.

Changes to Capital Structure

In the event of certain capitalization adjustments, the board of directors will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2010 Plan, (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options, (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits, and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transactions

Under the 2010 Plan, unless otherwise provided in the stock award agreement or any other a written agreement between us or any affiliate and the participant or unless otherwise expressly provided by the board of directors at the time of grant of a stock award, in the event of a corporate transaction (as specified in the 2010 Plan and described below), all outstanding stock awards under the 2010 Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by individuals whose continuous service with us or an affiliate has not terminated prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full contingent upon the effectiveness of the corporate transaction and such awards will terminate if not exercised prior to the effective date of the corporate transaction and (ii) with respect to any stock awards that are held by any other individuals, the vesting and exercisability provisions of such stock awards will not be accelerated and such awards will terminate if not exercised prior to the effective date of the corporate transaction (except that any reacquisition or repurchase rights held by us with respect to such stock awards shall not terminate and may continued to be exercised notwithstanding the corporate transaction). In the event a stock award will terminate if not exercised, the board may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but will receive a payment equal in value at the effective time of the corporate transaction to the excess of the value of the property the holder would have received upon exercise over any exercise price.

For purposes of the 2010 Plan, a corporate transaction will be deemed to occur in the event of the consummation of (i) a sale of all or substantially all of our consolidated assets, (ii) a sale of at least 50% of our outstanding securities (excluding any financing transactions), (iii) a merger or consolidation in which we are not the surviving corporation, or (iv) a merger or consolidation in which we are the surviving corporation but shares of our outstanding Common Stock are converted into other property by virtue of the transaction.

The acceleration of vesting of an award in the event of a corporate transaction under the 2010 Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Change in Control

A stock award may be subject to additional acceleration of vesting and exercisability upon or after specified change in control transactions (as defined in the 2010 Plan), as provided in the stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no acceleration shall occur.

The acceleration of vesting of an award in the event of a change in control event under the 2010 Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Plan Amendments

The board of directors will have the authority to amend or terminate the 2010 Plan. However, no amendment or termination of the plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2010 Plan as required by applicable law and listing requirements.

Plan Termination

Unless sooner terminated by the board of directors, the 2010 Plan shall automatically terminate on the day before the tenth anniversary of the date the 2010 Plan was adopted by the board.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2010 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income. as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

The 2010 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the 2010 Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2010 Plan.

Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Units

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units, will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Section 162 Limitations

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. The 2010 Plan is intended to enable the compensation committee to make awards, including cash performance awards, that will be exempt from the deduction limits of Section 162(m). Under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (i) such awards are approved by a compensation committee composed solely of “outside directors,” (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by the stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock awards, restricted stock unit awards, performance awards and other stock-based awards will qualify as performance-based compensation, provided that (i) the award is approved by a compensation committee composed solely of “outside directors,” (ii) the award is granted, becomes vested or is settled, as applicable, only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) a committee of outside directors certifies in writing prior to the granting (or vesting or settlement) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or vesting or settlement) of the award, the stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the maximum amount, payable upon attainment of the performance goal).

New Plan Benefits

Awards under the 2010 Plan are discretionary, and we have not approved any awards that are conditioned on stockholder approval of the amendment to the 2010 Plan. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees under the 2010 Plan.

The table below shows, as to the listed individuals and specified groups, the number of shares subject to awards previously granted under the 2010 Plan (even if not currently outstanding) under the 2010 Plan since its approval by the stockholders in 2010 and through March 31, 2013.

Name and Position	Number of Shares Underlying Awards Granted
James E. Levine, President, Chief Executive Officer and Director Nominee	115,000
Janet S. Roemer, Executive Vice President, Chief Operating Officer	87,000
Jeffrey G. Black, Senior Vice President, Chief Financial Officer	56,400
Alexander A. Fitzpatrick, Senior Vice President, General Counsel and Secretary	70,000
Mr. John F. Dee, Director Nominee	13,655
Dr. Fernand Kaufmann, Director Nominee	13,655
All current executive officers as a group	328,400
All current directors who are not executive officers as a group	82,588
All current employees who are not executive officers as a group	939,199

Burn Rate

We are committed to effectively managing our equity compensation share reserve while minimizing stockholder dilution. For this reason, we carefully manage both our gross burn rate and net burn rate. Gross burn rate reflects equity awards granted during the fiscal year divided by the number of shares outstanding. For 2012, our gross burn rate was approximately 4.3%. Net burn rate reflects equity awards granted during the fiscal year less equity awards cancelled and returned to the plan (net equity grants), divided by the number of shares outstanding. For 2012, our net burn rate was approximately 2.7%. We endeavor to ensure that our burn rate approximates the average rate for our peer group companies generally, and that our burn rates are within the limits recommended by independent shareholder advisory groups, such as Institutional Shareholder Services, or ISS. While there are several methodologies to arrive at burn rates, using current ISS methodology, our burn rates for 2011 and 2012 individually and our three-year average burn rate for 2012 were each well within the guidelines recommended by ISS and below the median level of our peer group companies. Detailed information about equity awards issued in 2012 as well as other relevant information is set forth below.

Information for Burn Rate Calculations

The following table provides detailed information regarding the activity related to our Current Equity Plans for 2012.

2012
Stock Options Granted	550,800
Stock Options Cancelled	202,526
Weighted-Average Common Stock Outstanding	12,692,828
Common Stock Outstanding at Fiscal Year End	12,782,894

The following table provides certain additional information regarding our Current Equity Plans as of March 31, 2013:

As of 03/31/13
Total Stock Options Outstanding	1,994,338
Total Common Stock Outstanding	12,782,894
Weighted-Average Exercise Price of Stock Options Outstanding	$3.36
Weighted-Average Remaining Duration of Stock Options Outstanding	8.06
Total Shares Available for Grant under the Current Equity Plans	689,889

Required Vote and Board of Directors Recommendation

Approval of the amendment to the Company’s 2010 Plan requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on Proposal 2 and will have the same effect as “Against” votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal 2 has been approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are now entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement.

We believe that our compensation policies and decisions are designed to enhance stockholder value by attracting and retaining qualified individuals and motivating those individuals to perform at the highest of professional levels and to contribute to our growth and success. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment. We believe that our current compensation program directly links executive compensation to performance, aligning the interests of our executive officers with those of our stockholders.

Accordingly, we are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also enable our stockholders to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statements. Accordingly, we are asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote.

After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of our named executive officers be submitted to the stockholders once every year. While our executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. Given that “say-on-pay” advisory voting is new for Verenium, we believe that holding an annual advisory vote on executive compensation will provide us with more direct and immediate feedback on our compensation disclosures. However, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

The Board is asking our stockholders to indicate their preferred voting frequency by voting for one, two or three years.

While the Board believes that its recommendation is appropriate at this time, our stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of our executive officer compensation practices should be held every year, every other year or every three years. The option among those choices that receives the votes from the highest number of shares present in person or represented by proxy and entitled to vote at the annual meeting will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect and will not be counted towards the vote total for this Proposal.

The Board and the Compensation Committee value the opinions of our stockholders in this matter, and the Board intends to hold say-on-pay votes in the future in accordance with the alternative that receives the most stockholder support, even if that alternative does not receive the support of a majority of the shares present and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF “ONE YEAR” ON PROPOSAL 4.

PROPOSAL 5

APPROVAL OF THE ISSUANCE OF THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THE WARRANTS ISSUED TO

ATHYRIUM OPPORTUNITIES FUND (A), LP AND ATHYRIUM OPPORTUNITIES FUND (B), LP

On December 7, 2012, we issued seven-year warrants that are initially exercisable for up to 2,935,568 shares of Verenium’s common stock at an exercise price of $2.49 per share to Athyrium Opportunities Fund (A), LP and Athyrium Opportunities Fund (B), LP (collectively, “Athyrium”) in a private placement transaction (the “Warrant Issuance”). The warrants are subject to price-based anti-dilution adjustments in the event of certain issuances by Verenium of equity or equity-linked securities at effective prices per share of less than $2.12, subject to a floor exercise price per share for the warrants following any such anti-dilution adjustments of $2.12 per share, which could result in the warrants becoming exercisable for up to an additional 512,338 shares of common stock, or 3,447,906 shares of common stock in the aggregate. The warrants were subsequently amended and restated on January 14, 2013 (such warrants, as amended and restated, the “Warrants”). In connection with the Warrant Issuance, we also entered into a registration rights agreement with Athyrium whereby we agreed to register the shares of common stock issuable upon exercise of the Warrants under the Securities Act of 1933, as amended, under certain circumstances upon demand of the holders thereof or at their request to the extent we seek to register other equity securities for sale.

Pursuant to Rule 5635(d)(2) of The NASDAQ Global Market, stockholder approval is required prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. At the time of the Warrant Issuance, Verenium’s book value per share ($2.63) exceeded its market value per share, and the exercise price of the Warrants (initially $2.49 per share but subject to reduction to as low as $2.12 per share if anti-dilution adjustments apply in the future) was less than the book value per share. Accordingly, to comply with Rule 5635(d)(2) of The NASDAQ Global Market, the Warrants provide that they cannot be exercised for more than 2,556,577 shares of Verenium’s common stock (representing 19.99% of the outstanding shares on the date of issuance) unless and until we have received stockholder approval for issuances of common stock under the Warrants in excess of such amount. We refer to the shares issuable upon exercise of the Warrants that are in excess of the 2,556,577 shares that we are currently permitted to issue without stockholder approval (including any shares issuable as the result of anti-dilution adjustments) as the “Excess Shares.”

Pursuant to Rule 5635(b) of The NASDAQ Global Market, stockholder approval is also required prior to the issuance of securities when the issuance or potential issuance may result in a change of control of the issuer. A change of control may be deemed, under NASDAQ’s policies, to occur when, as a result of an issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power of the issuer, and such ownership or voting power would be the largest ownership position of the issuer. Pursuant to the anti-dilution provisions contained in the Warrants, the maximum number of shares that may be issued upon exercise of the Warrants is 3,447,906 shares (the “Maximum Warrant Share Amount”), which if issued would represent approximately 21.2% of the outstanding shares of Verenium’s common stock as of the original issuance date of the Warrants as calculated in accordance with applicable NASDAQ rules. Accordingly, in order to comply with Rule 5635(b) of The NASDAQ Global Market, the Warrants provide that Athyrium (together with Athyrium’s affiliates, and any other persons acting as a group together with Athyrium or any of Athyrium’s affiliates) may not exercise the Warrants if doing so would result in such persons owning more than 2,556,577 shares of Verenium’s common stock without the prior approval of Verenium’s stockholders.

Background of Warrant Issuance

We completed the Warrant Issuance in connection with Verenium’s entry into a $22.5 million secured credit agreement with Athyrium in December 2012. During 2012, our management sought, reviewed and evaluated several financing options prior to entering into the credit agreement with Athyrium and conducting the Warrant Issuance. Among other factors, our management considered the benefits of additional liquidity, the certainty of obtaining this liquidity in the context of the instability and uncertainty of the financing markets, the importance of additional capital and liquidity for Verenium’s operations, the relative terms offered by Athyrium versus other possible financing options, including the dilutive impact of such other possible financing options as compared to the dilutive impact of the Warrant Issuance, and the certainty of close of Athyrium’s financing proposal versus other possible financing options. As part of this evaluation process, management held discussions with financial advisors and various possible financing sources, as well as internal discussions.

Our Board of Directors and management determined that the Warrant Issuance, when considered in conjunction with the credit agreement, was in the best interests of Verenium and its stockholders because of the liquidity the financing arrangement provided for Verenium’s continuing operations. In addition, the issuance of the Warrants was viewed as beneficial to the Company’s stockholders over the issuance of shares of common stock because it did not result in any immediate dilution to our stockholders. We also believe that the anti-dilution protections afforded holders of the Warrants were reasonable in light of market conditions and the size and type of the transaction. We intend to use the proceeds from the exercise of the Warrants (if any) for working capital and general corporate purposes.

Effect of Issuance of Excess Shares

Our stockholders will incur dilution of their percentage ownership in Verenium to the extent the Warrants are exercised, and will incur greater dilution if the issuance of the Excess Shares is approved by the stockholders and the Warrants are exercised for such Excess Shares. As stated, the Warrants cannot be exercised for more than 2,556,577 shares without stockholder approval, and with stockholder approval will be exercisable for up to 2,935,568 shares (without giving effect to any anti-dilution adjustments) and potentially for up to the Maximum Warrant Share Amount (giving effect in full to the anti-dilution adjustments provided in the Warrants). In addition, because the Warrants will likely only be exercised to the extent that the exercise price per share represents a discount to the trading price and/or book value per share of Verenium’s common stock at the time of exercise, the issuance of shares of common stock upon exercise of the Warrants will likely cause a reduction in the net tangible book value per share of Verenium and may also result in a decline in our stock price, either of which potential results would be expected to occur to a greater extent upon any issuances of Excess Shares if such issuances are approved by the stockholders. Athyrium (or any of its affiliates or other persons acting as a group together with Athyrium or its affiliates) may currently exercise the Warrants to the extent that, following such exercise, such persons do not own more than 2,556,577 shares of Verenium’s common stock, and, if issuances of shares upon exercise of the Warrants that would cause such persons to own more than 2,556,577 shares of Verenium’s common stock are approved by the stockholders, Athyrium (together with Athyrium’s affiliates, and any other persons acting as a group together with Athyrium or any of Athyrium’s affiliates) will be able to exercise the Warrants at times when doing so would cause them to own more than 2,556,577 shares of Verenium’s common stock (including by exercising for up to 2,935,568 shares (without giving effect to any anti-dilution adjustments) and potentially for up to the Maximum Warrant Share Amount (giving effect in full to the anti-dilution adjustments provided for in the Warrants). Whether or not this Proposal is approved, Athyrium could become a significant (and possibly the largest) stockholder of Verenium by exercising the Warrants. By virtue of its ownership of the shares of common stock issuable upon exercise of the Warrants, including the Excess Shares if this Proposal is approved, Athyrium (together with its affiliates and any other persons acting as a group together with Athyrium or any of Athyrium’s affiliates), if it exercises the Warrants, may be able to exercise considerable control over matters that require the vote of our stockholders, including the election of directors and significant transactions involving Verenium. There can be no assurance that Athyrium’s interests will not be adverse to the interests of our other stockholders.

Quorum and Voting Requirements

We are seeking your approval of this Proposal in order to satisfy the stockholder approval requirements of The NASDAQ Global Market, including but not limited to Rule 5635(d)(2) and Rule 5635(b) of The NASDAQ

Global Market with respect to the issuance of the Excess Shares and the issuance of shares upon exercise of the Warrants that would result in Athyrium (together with Athyrium’s affiliates, and any other persons acting as a group together with Athyrium or any of Athyrium’s affiliates) owning more than 2,556,577 shares of Verenium’s common stock.

The affirmative vote representing a majority of votes cast by holders of shares present, or represented by proxy, at the annual meeting and entitled to vote thereon is required to approve this Proposal. If you are the beneficial owner of your shares of common stock, your broker, bank or nominee is prohibited to vote your shares of common stock without instructions from you on matters that are considered significant. This Proposal is considered significant. Therefore, if you do not vote by proxy, your broker, bank or other nominee cannot vote your shares of common stock on the Proposal and your shares will be considered broker “non-votes.” Abstentions and broker “non-votes” will be counted for purposes of calculating whether a quorum is present at the annual meeting. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes. Broker non-votes will have no effect and will not be counted towards the vote total.

Board Recommendation

Our Board believes the approval of this Proposal by our stockholders is in the best interests of Verenium and our stockholders. Verenium is seeking stockholder approval for the issuance of all Excess Shares upon exercise of the Warrants and the issuance of shares upon exercise of the Warrants that would result in Athyrium (together with Athyrium’s affiliates, and any other persons acting as a group together with Athyrium or any of Athyrium’s affiliates) owning more than 2,556,577 shares of Verenium’s common stock. If this Proposal is approved, in addition to the additional proceeds that Verenium may receive if the Warrants are exercised for the Excess Shares, Athyrium (together with Athyrium’s affiliates, and any other persons acting as a group together with Athyrium or any of Athyrium’s affiliates) will be able to exercise the Warrants at times when doing so would result in such persons owning more than 2,556,577 shares of Verenium’s common stock. The Board believes that such approval will increase Athyrium’s and its affiliates’ ability to participate in future financings of Verenium, if Athyrium and its affiliates so choose, and that Athyrium is a valuable potential future financing source for Verenium which has already demonstrated its commitment to Verenium and its long-term success. Athyrium is currently Verenium’s lender on its $22.5 million secured credit facility, which becomes due in 2017. To the extent that Athyrium is not able to, or chooses not to, participate in any future financing transaction of Verenium because the Proposal is not approved, the Board believes that Verenium will lose a valuable, committed and patient potential financing source and that Verenium may be challenged to find similarly committed financing sources that are willing to provide additional financing to Verenium on terms agreeable to Verenium in a timely manner, or at all. The Board also believes that permitting Athyrium, Verenium’s largest existing source of debt capital and potentially a significant stockholder of Verenium if the Warrants are exercised (regardless of whether the Proposal is approved), to purchase additional shares of common stock of Verenium in the future if the Proposal is approved would be in the best interests of Verenium’s stockholders because any such purchase would be expected to further align Athyrium’s interests with the interests of our stockholders and the success of Verenium.

If we fail to obtain stockholder approval of this Proposal at the 2013 annual meeting of stockholders, we will be required under the Warrants to use our commercially reasonable efforts to obtain approval of this Proposal at each subsequent meeting of Verenium’s stockholders until July 1, 2014.

Verenium’s Board of Directors unanimously recommends that you vote “FOR” this Proposal and waive any restrictions on the issuance of the Excess Shares under Rule 5635(d)(2) or the issuance of shares under the Warrants to Athyrium (or Athyrium’s affiliates or any other persons acting as a group together with Athyrium or any of Athyrium’s affiliates) under Rule 5635(b) of The NASDAQ Global Market, or under any other rule of The NASDAQ Global Market.

PROPOSAL 6

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP as Verenium’s independent registered public accounting firm for the year ending December 31, 2013 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Verenium annual meeting. Ernst & Young LLP has audited Verenium’s financial statements since 1999. Representatives of Ernst & Young LLP are expected to be present at the Verenium annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as Verenium’s independent registered public accounting firm is not required by Delaware law, Verenium’s certificate of incorporation, or its bylaws. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification in accordance with the charter of the audit committee and as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Verenium and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Verenium annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on Proposal 6 and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal 6 has been approved.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to Verenium for the fiscal years ended December 31, 2012 and December 31, 2011 by Ernst & Young LLP, Verenium’s principal independent registered public accounting firm.

	Fiscal Year Ended
	2012	2011
Audit Fees	$739,929	$825,500
Audit-Related Fees	—	—
All Other Fees	—	—

Total Fees	$739,929	$825,500

Audit Fees

We incurred total audit fees of $739,929 in fiscal year 2012 and $825,500 in fiscal year 2011. Total audit fees for both 2012 and 2011 relate to professional services rendered by Ernst & Young LLP in conducting their integrated audit of Verenium’s financial statements and attestation on the Company’s effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. The 2011 audit fees include $49,500 for assistance with response to new accounting pronouncements adopted and new agreements entered into during 2011. The 2012 audit fees include $45,000 for accounting consultation in connection with the sale of our oilseed processing business to DSM and the repurchase of convertible debt in 2012.

Audit-Related Fees

We did not engage Ernst & Young LLP in 2012 or 2011 to perform audit-related services.

Tax Fees

We did not engage Ernst & Young LLP in 2012 or 2011 to perform tax services.

All Other Fees

There were no other fees in fiscal years 2012 and 2011. Verenium also engaged a third-party firm to assist in preparing for the Sarbanes-Oxley Section 404 audit and was billed an aggregate of approximately $131,000 and $134,000 for these services in 2012 and 2011, respectively.

Pre-Approval Policies and Procedures

The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by Verenium’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. All fees were pre-approved by the audit committee for fiscal year 2012. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

The audit committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the independent registered public accounting firm’s independence. None of the fees paid to the independent registered public accounting firm described above were approved by the audit committee after services were rendered pursuant to the de minimis exception established by the Securities and Exchange Commission.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” PROPOSAL 6.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table shows information known to Verenium with respect to the beneficial ownership of Verenium’s common stock as of March 31, 2013 by:

•	each person or group of affiliated persons who is known by Verenium to own beneficially more than 5% of Verenium common stock;

•	each of Verenium’s current directors;

•	each of Verenium’s named executive officers identified below; and

•	all of Verenium’s directors and executive officers as a group.

As of March 31, 2013, there were 12,782,894 shares of Verenium common stock issued and outstanding. The numbers of shares beneficially owned include shares of common stock that the listed beneficial owners have the right to acquire within 60 days of March 31, 2013, upon the exercise of all options and other rights beneficially owned on that date. Unless otherwise noted, Verenium believes that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
AWM Investment Company, Inc.(2)	1,563,049	12.1%
527 Madison Avenue, Suite 2600 New York, New York 10022

PSM Vermögensverwaltung GmbH Langen v.d. Goltz, Dr. Prinz	639,270	5.0%
Hochleite 2 Munich, BV 81545 DE

James Levine (3)	287,729	2.2%

James H. Cavanaugh, Ph.D.(4)	210,677	1.6%

Janet S. Roemer(5)	118,630	*

Joshua Ruch(6)	503,276	3.9%

Peter Johnson(7)	22,951	*

Fernand Kaufmann, Ph.D.(8)	16,847	*

John F. Dee(9)	11,348	*

Alexander A. Fitzpatrick(10)	44,996	*

Cheryl A. Wenzinger(11)	17,824	*

Holger Liepmann	0	*

Jeffrey G. Black(12)	72,893	*

All executive officers and directors as a group (11 persons) (13)	1,307,171	9.9%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors, and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Verenium believes that each of the stockholders named in this table has sole or shared voting and/or investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 12,782,894 shares outstanding on March 31, 2013, adjusted as required by rules promulgated by the Securities and Exchange Commission.

(2)	Austin W. Marxe and David M. Greenhouse are controlling principals of AWM Investment Company, Inc., the general partner of and investment adviser to Special Situations Cayman Fund, L.P. AWM Investment Company, Inc. AWM also serves as the general partner of MGP Advisers Limited Partnership, the general partner of Special Situations Fund III QP, L.P., and serves as the investment adviser to Special Situations Fund III QP, L.P. Austin W. Marxe and David M. Greenhouse share sole voting and investment power over (i) 555,422 shares of common stock and rights to acquire 42,186 shares of common stock pursuant to outstanding warrants exercisable within 60 days of March 31, 2013 owned by Special Situations Cayman Fund, L.P. and (ii) 923,254 shares of common stock and rights to acquire 42,187 shares of common stock pursuant to outstanding warrants exercisable within 60 days of March 31, 2013 owned by Special Situations Fund III QP, L.P. As set forth in the terms of the warrants, the number of shares of common stock into which the warrants are exercisable is limited to the number of shares that would result in the beneficial owner having aggregate beneficial ownership of not more than 9.99% of the total issued and outstanding shares of common stock.

(3)	Includes 178,563 shares of common stock Mr. Levine has the right to acquire pursuant to outstanding options exercisable within 60 days of March 31, 2013.

(4)	Includes 23,372 shares of common stock Dr. Cavanaugh has the right to acquire pursuant to outstanding options exercisable within 60 days of March 31, 2013.

(5)	Includes 97,347 shares of common stock Ms. Roemer has the right to acquire pursuant to outstanding options exercisable within 60 days of March 31, 2013.

(6)	Includes (i) 188,223 shares of common stock held by Pinnacle Management Trust II; (ii) 60,578 shares (including 1,579 shares under warrants exercisable within 60 days of March 31, 2013) held by Rho Ventures IV Holdings LLC; (iii) 27,802 shares of common stock (including 725 shares of common stock under warrants exercisable within 60 days of March 31, 2013) held by Rho Ventures IV, L.P.; (iv) 65,457 shares of common stock (including 1,706 shares under warrants exercisable within 60 days of March 31, 2013) held by Rho Ventures IV (QP), L.P.; (v) 68,212 shares of common stock (including 1,778 shares under warrants exercisable within 60 days of March 31, 2013) held by Rho Ventures IV GmbH & Co. Beteiligungs KG; (vi) 641 shares of common stock held by Rho Investment Partners Holdings LLC; (vii) 73,019 shares of common stock held by Pinnacle Investment Partners “H” L.P.; (viii) 3,993 shares held by Pinnacle Management Partners, L.P. (ix) 41 shares held in Mr. Ruch’s 401(k) Plan; (x) 41 shares held by a foundation managed by Mr. Ruch; (xi) 12 shares held by certain of Mr. Ruch’s family members; (xii) 2,115 shares of common stock held by Pinnacle Management Trust III; and (xiii) 20 shares held directly by Mr. Ruch, in his individual capacity. Mr. Ruch is (a) a managing member of Atlas Capital Holding L.L.C., which is the general partner of Pinnacle Management Partners L.P., which is the investment advisor to Pinnacle Management Trust II and Pinnacle Management Trust III and the general partner of Pinnacle Investment Partners “H” L.P., (b) a managing member of Rho Management Ventures IV, L.L.C., which is the general partner of Rho Ventures IV, L.P. and Rho Ventures IV (QP), L.P. and the managing member of Rho Ventures IV Holdings LLC, (c) a managing director of Rho Capital Partners Verwaltungs GmbH, which is the general partner of Rho Ventures IV GmbH & Co. Beteilgungs KG, and (d) a managing member of Rho Capital Partners LLC, which is the managing member of Rho Investment Partners Holdings LLC. Mr. Ruch disclaims beneficial ownership of all of the shares set forth above, except to the extent of his pecuniary interest therein. Also includes 13,122 shares of common stock Mr. Ruch, in his individual capacity, has the right to acquire pursuant to outstanding options exercisable within 60 days of March 31, 2013.

(7)	Includes 20,918 shares of common stock Mr. Johnson has the right to acquire pursuant to outstanding options exercisable within 60 days of March 31, 2013.

(8)	Includes 16,014 shares of common stock Dr. Kaufmann has the right to acquire pursuant to outstanding options exercisable within 60 days of March 31, 2013.

(9)	Includes 11,348 shares of common stock Mr. Dee has the right to acquire pursuant to outstanding options exercisable within 60 days of March 31, 2013.

(10)	Includes 37,500 shares of common stock Mr. Fitzpatrick has the right to acquire pursuant to outstanding options exercisable within 60 days of March 31, 2013.

(11)	Includes 17,407 shares of common stock Ms. Wenzinger has the right to acquire pursuant to outstanding options exercisable within 60 days of March 31, 2013.

(12)	Includes 66,768 shares of common stock Mr. Black has the right to acquire pursuant to outstanding options exercisable within 60 days of March 31, 2013.

(13)	Includes the shares referred to in footnotes 3-12.

Equity Compensation Plan Information

The following table provides aggregate information as of December 31, 2012 regarding the Company’s equity compensation plans, including the 2010 Equity Incentive Plan (“2010 Plan”), 2007 Equity Incentive Plan (“2007 Plan”), 1997 Equity Incentive Plan, the 2005 Non-Employee Directors’ Equity Incentive Plan, and the Celunol Corp. 2006 Equity Incentive Plan, the Celunol Corp. 2004 Equity Incentive Plan, and the Celunol Corp. 1998 Stock Plan (collectively, the “Celunol Plans”). A total of 3,998 shares of Verenium common stock remain outstanding and reserved for issuance under the Celunol Plans. As a result of the termination of the Celunol Plans in June 2007, no additional option grants will be made from the Celunol Plans. There are 425 shares of Verenium common stock remain outstanding and reserved for issuance under the 1997 Equity Incentive Plan and as a result of the termination of the 1997 Equity Incentive Plan, no additional option grants will be made under the 1997 Equity Incentive Plan

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,993,706	$3.36	599,331
Equity compensation plans not approved by security holders	—	—	—
Total	1,993,706	$3.36	599,331

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Verenium’s directors and executive officers, and persons who own more than 10% of a registered class of Verenium’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Verenium. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish Verenium with copies of all Section 16(a) forms they file.

To Verenium’s knowledge, based solely on a review of the copies of such reports furnished to Verenium and written representations that no other reports were required, during the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with timely.

EXECUTIVE COMPENSATION

Although Verenium qualifies as a “smaller reporting company” and is not required to include the following Compensation Discussion and Analysis disclosure, or certain of the disclosures provided in the compensation tables, Verenium has elected to provide such supplemental disclosures for the benefit of its stockholders consistent with Verenium’s prior compensation disclosure practices.

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides information regarding our compensation programs and policies for the following executives (these named executive officers are referred to in this Compensation Discussion and Analysis and in the subsequent tables as our “NEOs”):

James E. Levine	President, Chief Executive Officer and Director

Janet S. Roemer	Executive Vice President, Chief Operating Officer

Jeffrey G. Black	Senior Vice President, Chief Financial Officer

Alexander A. Fitzpatrick	Senior Vice President, General Counsel and Secretary

Executive Summary

Overview. Our compensation committee believes that our executive compensation program is appropriately designed and reasonable in light of the executive compensation programs of our peer group companies and in that it both encourages our NEOs to work for our long-term success and reflects a pay-for-performance philosophy, without encouraging our employees to assume excessive risks, and also reflects a reasonable and responsible cost structure. Because we are a smaller reporting company, we have not previously held a stockholder advisory vote on executive compensation.

Commitment to Good Compensation Governance.

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Independent Compensation Consultant and Analytical Process. In making compensation decisions we use a rigorous process that includes evaluating market and peer group practices, as well as reviewing the advice and recommendations of our independent compensation consultant, Pearl Meyer & Partners, which does not provide any services to management and reports to our compensation committee, not to Verenium.

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No Automatic Salary Increase or Annual Incentive Guarantees. Our compensation program is designed to reward performance and therefore we do not provide any of our NEOs with guaranteed annual salary increases or guaranteed bonuses.

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Responsible Severance and Change in Control Compensation. All of our employment agreements and severance protection agreements require an involuntary or constructive termination for individuals to be eligible for any severance benefits. The cash severance benefits do not exceed three times the annual base salary for any of our NEOs and we do not provide any Internal Revenue Code Section 280G excise tax gross-ups.

Our Compensation Philosophy and Objectives

Verenium believes that compensation of our NEOs should:

•	provide a means for Verenium to attract, retain and reward talented, high-quality executives who will make critical contributions to our long-term success;

•	inspire our executive officers to achieve Verenium’s business objectives; and

•	align the financial interests of the executive officers with those of the stockholders.

To achieve these objectives, we use a mix of compensation elements, including:

•	base salary;

•	annual cash incentives;

•	long-term equity incentives;

•	standard employee benefits; and

•	severance and change of control benefits.

In determining the amount and form of these compensation elements, we may consider a number of factors, including the following:

•

Compensation levels paid by companies in our peer group, with a particular focus on having the base salary and cash bonus compensation elements and the target total cash compensation and cumulative equity award ownership levels at or around the 50th percentile of the compensation paid to similarly situated officers employed by those peer companies, as we believe this approach helps us to compete in hiring and retaining the best possible talent while at the same time maintaining a reasonable and responsible cost structure;

•	Corporate performance, as we believe this encourages our executives to focus on achieving Verenium’s business objectives;

•	The need to motivate executives to address particular business challenges that are unique to any given year;

•

Broader economic conditions, in order to ensure that our pay strategies are effective yet responsible, particularly in the face of any unanticipated consequences of the broader economy on our business; and

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Individual negotiations with executives, particularly in connection with their initial compensation package, as these executives may be leaving meaningful compensation opportunities at their prior employers in order to come work for us, as well as upon their departures, as we recognize the benefit to our stockholders of seamless transitions.

Role of Our Compensation Committee

Verenium’s compensation committee is generally responsible for reviewing, modifying, approving and otherwise overseeing the compensation policies and practices applicable to our employees, including the administration of Verenium’s equity plans and employee benefit plans. As part of this responsibility, the compensation committee establishes, reviews and modifies the compensation structure for our NEOs. However, the compensation committee may, at its discretion and in accordance with the philosophy of making all information available to the Board, present executive compensation matters to the entire Board for their review and approval.

As part of its deliberations, in any given year, the compensation committee may review and consider other factors such as our financial reports and projections, operational data, tax and accounting information that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, our stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels, and the recommendations of the Chief Executive Officer, the Vice President of Human Resources and the compensation committee’s independent compensation consultant. In any given year the compensation committee may consider one or more of these factors and make a subjective determination that it would be appropriate for any NEO compensation elements or targeted total compensation and equity levels to deviate from the targeted 50th percentile of the compensation paid to similarly situated officers employed by our peer companies.

Role of Our Independent Compensation Consultant

In connection with making its decisions for executive compensation levels for 2012, the compensation committee engaged Pearl Meyer & Partners to act as its independent compensation consultant. The compensation committee directed Pearl Meyer & Partners to provide its analysis of whether Verenium’s existing compensation strategy and practices were consistent with our compensation objectives and to assist the compensation committee in modifying our compensation program for executive officers in order to better achieve our objectives. As part of its duties, Pearl Meyer & Partners provided the compensation committee with the following services:

•	reviewed and provided recommendations on composition of peer groups;

•	provided compensation data for similarly situated executive officers at our peer group companies;

•

conducted a review of the compensation arrangements and provided advice on compensation for all of our officers, including providing advise on the design and structure of our annual executive incentive bonus plan and executive long-term incentive equity program (including an analysis of equity mix, aggregate share usage and target grant levels);

•	conducted a review of compensation for our Board, and provided recommendations to the compensation committee and the Board regarding Board pay structure; and

•	updated the compensation committee on emerging trends/best practices in the area of executive and Board compensation, including compensation risk analysis.

In February 2013, the compensation committee conducted a performance and independence assessment of Pearl Meyer & Partners with respect to Pearl Meyer’s role in recommending or determining the amount and form of executive compensation during the fiscal year ended December 31, 2012, and to determine whether it would continue to serve as the compensation committee’s independent advisor. The compensation committee considered that Pearl Meyer & Partners provides no other services to Verenium, that the individual representative of Pearl Meyer & Partners who works directly with the compensation committee has no other business relationships with the board, management or Verenium, Pearl Meyer & Partners’ own policies on ethics, stock ownership and conflicts of interest, and the total revenue that Pearl Meyer & Partners received from Verenium in 2012 as a percentage of Pearl Meyer & Partners’ 2012 total gross revenues. As a result, the compensation committee concluded that there were no material conflicts of interest with respect to Pearl Meyer & Partners providing services to the compensation committee during 2012. The compensation committee also determined that Pearl Meyer & Partners had consistently provided valuable advice and services to the compensation committee. Based on these factors, the compensation committee concluded that it would continue to retain Pearl Meyer & Partners as its independent compensation consultant for 2013.

In keeping with Verenium’s philosophy of obtaining independent compensation consulting advice in making its executive compensation decisions, Pearl Meyer & Partners does not provide any other services to Verenium.

In December 2011 and 2012, the compensation committee met with Pearl Meyer & Partners with management present. Verenium’s Vice President of Human Resources works with Pearl Meyer & Partners to provide any information Pearl Meyer & Partners needs about Verenium and compensation of our NEOs in order to provide its services.

Role of Our Management

For executives other than the Chief Executive Officer, the compensation committee considers the individual performance of the executives, as determined by the Chief Executive Officer, and the compensation recommendations submitted to the compensation committee by the Chief Executive Officer and the Vice President of Human Resources. In the case of the Chief Executive Officer, the compensation committee evaluates his performance and determines whether to make any adjustments to his compensation in an executive session which typically occurs annually at its February meeting. No NEO was present or participated directly in the final determinations or deliberations of the compensation committee regarding the amount of any component of his or her own 2012 compensation package.

Our Vice President of Human Resources works with our Chief Executive Officer to design and develop compensation programs applicable to NEOs and other senior executives, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer comparisons and other compensation committee briefing materials and ultimately, to implement the decisions of the compensation committee. In particular, our Vice President of Human Resources works with our Chief Executive Officer to identify proposed corporate performance goals for our annual cash bonus program to submit to the compensation committee for its approval. Our Chief Executive Officer also evaluates our corporate performance at the end of the performance period for the cash bonus program and determines the level of attainment of our corporate performance goals, which the Chief Executive Officer submits to the compensation committee for its approval. Our Vice President of Human Resources provides Pearl Meyer & Partners with information on proposals that management may make to the compensation committee, as well as to allow the consultants to collect information about Verenium to perform their analysis and develop their own proposals.

Compensation Benchmarking

The compensation committee reviews relevant market and industry practices on executive compensation to balance our need to compete for talent with the need to maintain a reasonable and responsible cost structure while aligning our executive officers’ interests with those of our stockholders. To assist the compensation committee in its deliberations on executive compensation to be provided for 2012 and 2013, Pearl Meyer & Partners collected and analyzed compensation data from the peer group selected by the compensation committee; composition of the peer group is reviewed annually, and revised if necessary, for continued appropriateness and competitiveness. This data was drawn by Pearl Meyer & Partners from individual company proxy filings.

Peer Group

In determining the peer group, Pearl Meyer & Partners worked with Verenium’s Chief Executive Officer and Vice President of Human Resources to develop a recommended list of peers for the compensation committee’s consideration. This recommended list contained companies that (1) the officers believed compete for talent with Verenium, (2) were in the life sciences, biotechnology, and biofuels industries space, (3) had approximate revenue levels of up to $208 million, and therefore were similar in size to the anticipated revenue levels for Verenium for 2012, and (4) are publicly traded and have a business with a level of complexity that is similar to Verenium’s. Annually, Pearl Meyer & Partners reviews the Verenium peer group criteria against the current peer group data for relevance. In connection with this review, Pearl Meyer & Partners recommended that six firms from Verenium’s 2011 peer group be excluded from Verenium’s 2012 peer group and identified five replacement firms for inclusion in the 2012 peer group.

For fiscal year 2012, based upon the foregoing criteria, the compensation committee approved the following list of 12 peer group companies:

•	Amyris, Inc.

•	Codexis, Inc.

•	Dyax Corporation

•	Gevo, Inc.

•	Kior, Inc.

•	Maxygen, Inc.

•	Metabolix, Inc.

•	Rentech, Inc.

•	Senomyx, Inc.

•	Solazyme, Inc.

•	XOMA, Ltd.

•	Zogenix, Inc.

Compensation Positioning and Compensation Allocations

In general, the compensation committee tries to provide for target total cash compensation and equity award ownership levels at or around the 50th percentile of the compensation paid to similarly situated officers employed by the peer group companies for target level performance, with compensation above this level possible for exceptional performance. In trying to achieve this targeted 50th percentile positioning for total NEO target levels of compensation and ownership, the compensation committee generally sets the various compensation elements as follows:

•	base salaries at or near the 50th percentile for our peer group companies,

•	target cash bonus compensation at a level such that, when combined with base salary, the target total cash compensation is at or near the 50th percentile for our peer group companies,

•	target equity awards for our NEOs at a level such that cumulative grants to our NEOs are at or near the 50th percentile for NEOs at our peer group companies.

The compensation committee may approve NEO compensation levels that deviate from the foregoing targeted levels based upon its subjective determination that such levels should be modified after taking into consideration other factors such as our financial reports and projections, operational data, tax and accounting information that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, our stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels, and the recommendations of the Chief Executive Officer, the Vice President of Human Resources and the compensation committee’s independent compensation consultant.

The table below provides total base salary and target bonus data as of December 31, 2012 as a percentage of base salary shares for each NEO, as compared to the 50th percentile for the Company’s peer group, based upon that study.

Named Executive Officer	Base Salary	Target Bonus %	Target Total Cash	Peer Group 50th Percentile Target Total Cash
James E. Levine	490,000	60%	784,000	$660,000-990,000
Janet S. Roemer	325,000	50%	488,000	$390,000-600,000
Jeffrey G. Black	318,000	40%	445,000	$365,000-565,000
Alexander A. Fitzpatrick	290,000	40%	406,000	$350,000-550,000

Benchmarking is not the only factor the compensation committee considers in setting total compensation and any one element of total compensation. Other factors, such as economic conditions, performance and individual negotiations, may play an important role (or no role) with respect to the compensation offered to any executive in any given year. In addition to considering the peer group data, the compensation committee also considers the duties and responsibilities of each executive and ability to influence corporate performance in setting actual compensation levels for such executive. We believe this approach helps us to compete in hiring and retaining the best possible talent while at the same time maintaining a reasonable and responsible cost structure.

The compensation committee takes a balanced approach to allocating compensation among the various components, so that each element of compensation is targeted at or near the 50th percentile for our peer group companies. Our compensation committee believes targeting each element of compensation at or near the 50th percentile for our peer group is necessary in order to achieve the primary objectives, described above, of Verenium’s executive compensation program. Because the compensation committee believes that the compensation levels for our peer group companies for each element of compensation already reflect an appropriate balance between cash and non-cash compensation, and between current compensation and long-term incentives, the compensation committee does not make additional adjustments in balancing these elements of our NEOs compensation.

Reasons for Providing, and Manner of Structuring, the Key Compensation Elements in 2012

Base Salary. We provide base salary as a fixed source of compensation for our executives, allowing them a degree of certainty in the face of having a large portion of their compensation “at risk.” The compensation committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain our executives. Therefore, base salaries need to be at levels that are competitive with salaries provided by our peer group companies, and so we generally target base salary levels at the 50th percentile of our peer group companies.

Each year, the compensation committee reviews the annual salaries for each of Verenium’s NEOs, considering whether existing base salary levels continue to be at the 50th percentile for Verenium’s peer group companies. In addition to considering the peer group data, the compensation committee may, but does not always, also consider other factors, including the salary level negotiated by an executive in his existing employment agreement, broader economic conditions, the financial health of Verenium, and whether the compensation committee is generally satisfied with an executive’s past performance and expected future contributions.

On March 1, 2012, as part of its annual review of executive compensation, the Board of Directors approved amended employment agreements for its executive officers. The amendments to the employment agreements provide for increased base salaries for each of Messrs. Levine, Black and Fitzpatrick. Mr. Levine’s base salary was increased to $490,000, Mr. Black’s base salary was raised to $318,000 and Mr. Fitzpatrick’s base salary was raised to $290,000. Because the compensation committee determined that each of the NEOs had met performance expectations for the prior year, the compensation committee determined that these 2012 base salary increases should be made to either maintain or increase the NEOs base salaries to the mid range of the 50th percentile of the peer group. For example, while Mr. Levine’s 2011 base salary had initially been set below the 50th percentile of the peer group to reflect his lack of prior experience in the role of chief executive officer, the compensation committee determined that because of his 2011 performance in such role his 2012 base salary should be increased to the mid-range of the 50th percentile of the peer group, resulting in a more significant increase in his base salary than the other NEOs. The annual target bonus rates for 2012 were not increased from the 2011 target bonus rate levels specified above because the compensation committee determined that these percentages were already at a level that, when taken together with 2012 base salary amounts, were at approximately the 50th percentile for target 2012 total cash compensation for individuals in comparable positions at our peer group companies, and that no other extraordinary factors existed that created a need to modify the existing target bonus levels.

Variable Cash Compensation. In addition to earning a base salary, the NEOs are eligible to earn additional cash compensation through annual (that is, short-term) variable cash bonuses. The variable bonuses are provided for the purpose of motivating executives to achieve Company-wide operating and/or strategic objectives, and to work at the highest levels of their individual abilities. The compensation committee also recognizes the important role that variable cash compensation plays in attracting and retaining our executives, and therefore sets target levels for variable bonuses (that is, payouts for target performance achievement) so that target total cash compensation falls at or near the 50th percentile for target total cash compensation of executives at our peer group companies. By targeting incentive compensation at the 50th percentile of our peers, the compensation committee also makes a significant portion of our executive officers’ total cash compensation “at risk,” helping Verenium implement a culture in which the officers know that their take home pay, to a large extent, depends on Verenium’s performance.

The target bonus level for each of our NEOs for 2012 remained unchanged from 2011. The compensation committee determined that the current target bonus percentages were already at a level that, when taken together with target salary amounts, were at approximately the 50th percentile for target total cash compensation for individuals in comparable positions at our peer group companies, and that no other extraordinary factors existed that created a need to modify the existing target bonus levels set forth in their respective employment agreements.

Name	Title	Target Bonus%*
James E. Levine	President and Chief Executive Officer	60%
Janet S. Roemer	Executive Vice President, Chief Operating Officer	50%
Jeffrey G. Black	Senior Vice President, Chief Financial Officer	40%
Alexander A. Fitzpatrick	Senior Vice President, General Counsel and Secretary	40%

*	Expressed as a percentage of base salary.

In May 2012, the compensation committee reviewed and approved the 2012 Short-Term Incentive Plan. Payouts under our Short-Term Incentive Plan are generally made based upon the achievement of certain corporate performance goals that are specified at the beginning of the performance period, but the compensation committee has the discretion to take into account significant corporate events and other significant accomplishments that were not contemplated at the beginning of the performance period in determining the extent to which the corporate goals were satisfied. In May 2012, proposed corporate goals were submitted to the compensation committee in writing by the Chief Executive Officer for approval by the compensation committee. Typically, corporate goals are reviewed and approved at the February compensation committee meeting but because of the pending transaction to sell the oilseed product line, the review of corporate goals was deferred until May so that a necessary review of the remaining business could be completed. The compensation committee reviewed these recommendations without management present, and approved the following recommended corporate performance goals for 2012 without modification:

The following financial objectives were approved and weighted collectively at 50%:

•	Achieve financial results that meet or exceed external financial guidance with respect to revenue, gross profit and loss from operations; and

•	Develop and execute on financing plan to increase unrestricted cash.

The following additional strategic and operational objectives were approved and weighted collectively at the remaining 50%:

•	Demonstrate path to profitability with plan for achieving profitability in 2014;

•	Develop strategic plan and business model in light of changes to product line-up with sale of oilseed business in March 2012;

•	Optimize our product manufacturing processes;

•	Develop product and collaborative partnerships;

•	Increase number of pipeline products with developed path to market;

•	Move current pipeline products into regulatory;

•	Increase our visibility with stockholders and major constituents; and

•	Complete relocation of Company office and laboratory facilities on time and on budget.

These corporate performance goals were selected and weighted accordingly for 2012 because the compensation committee believed that they would be the best indicators of the achievement of the execution of our 2012 operating plan.

Actual award determinations are within the compensation committee’s discretion. At the close of the applicable fiscal year, the compensation committee comes to a general, subjective conclusion as to whether the corporate goals were met, whether the executive has performed his duties in a satisfactory manner, and whether there were any other extraordinary factors that should be considered in determining the amount of bonus earned for the year. The compensation committee may decide to pay bonuses to the executive officers even if the specified performance goals are not met, in recognition of the officer’s efforts throughout the year in meeting other objectives not contemplated at the beginning of the performance period. In making the final decision on the amount of bonuses earned, if any, the compensation committee considers the review of the year-end financial results as well as the performance reviews for the executive officers given by the Chief Executive Officer and the Vice President of Human Resources with respect to the other NEOs. In sum, the amount of variable compensation that is actually earned by our named executives is a subjective, entirely discretionary, determination made by the compensation committee without the use of pre-determined formulas. The compensation committee believes that maintaining discretion to evaluate Verenium’s and the executive’s performance at the close of the year based on the totality of the circumstances, and to award or fail to award bonus compensation without reliance on rote calculations under set formulas, is appropriate in responsibly discharging its duties. Payouts of earned bonuses, if any, are generally made in the year following the year of performance.

In February 2013, as part of its review of the 2012 corporate goals as documented by the 2012 Short Term Incentive Plan, payment for the 2012 Short-Term Incentive Plan was endorsed by the compensation committee and approved by the Board of Directors at 70% of the established target levels, as recommended by the Chief Executive Officer, without modification. The compensation committee and the Board of Directors determined that a 70% payout level was appropriate in comparison to attained corporate objectives during 2012. Specifically, the compensation committee and the Board of Directors evaluated the attainment of and progress towards the 2012 financial, strategic and operational objectives with criteria that took into consideration and factored in the short and long term value of the specific objectives within the context of Verenium’s overall strategic plan.

Equity Compensation.The compensation committee believes that properly structured equity compensation works to align the long-term interests of stockholders and employees by creating a strong, direct link between employee compensation and stock price appreciation. The compensation committee also awards equity because it believes that if our officers own shares of our common stock with values that are significant to them, they will have an incentive to act to maximize longer-term stockholder value. The compensation committee also believes that equity compensation is an integral component of Verenium’s efforts to remain competitive in attracting and retaining exceptional executives, senior management and employees. The granting of equity incentive awards is a prevalent industry practice for Verenium’s peer group.

In determining the equity opportunity for each NEO, the compensation committee believes that the long-term incentive opportunity should make up a larger portion of a NEO’s target total compensation as the executive’s level of responsibility increases. Therefore, the equity awards for our most senior level positions are generally greater than the equity awards granted to our less senior NEOs, which is also a prevalent practice of our peer group.

Verenium has historically granted stock options to our NEOs. These options have an exercise price equal to the fair market value of our common stock on the date of grant, and vest based on continued service over a specified period (typically, four years). As a result of the way we structure our option awards, options provide a return to the executive officer only if such officer remains employed by Verenium, and then only if the market price of Verenium’s common stock appreciates over the period in which the option vests. Verenium’s executive compensation program includes a provision for annual grants of long-term incentive compensation generally in the form of stock options or restricted stock awards. Verenium has a historic practice of most prevalently granting stock options in lieu of other forms of equity awards to our NEOs because the executive will receive value from the award only if our stock price increases, thereby aligning our executive’s interests with those of our stockholders.

The compensation committee generally makes annual awards of equity compensation after reviewing information provided by its outside compensation expert and Verenium’s Vice President of Human Resources so that the cumulative equity awards fall at or near the 50th percentile for target equity award amounts of executives at our peer group companies. However, benchmarking is not the only factor that may be considered when setting equity compensation levels. The compensation committee may also consider, in any given year, other factors including but not limited to the potentially dilutive impact of stock awards on the value of our common stock, and make a subjective determination that it should deviate from the 50th percentile in setting such compensation levels for NEOs. The amount of options or restricted stock awarded each year has historically been approved at the February meeting. In 2012 and going forward in future years, the compensation committee intends to make executive equity compensation decisions at its annual July meeting in order to align with equity compensation decisions for non-executives. The compensation committee also holds additional meetings during the year to make executive compensation decisions on an as-needed basis.

In determining the number of options or restricted stock awards to be granted to executive officers, in addition to the peer group data the compensation committee takes into consideration the individual’s position, scope of responsibility, ability to affect revenues, profits and stockholder value, the value of equity awards in relation to other elements of total compensation, current executive equity holding levels and any gains from prior equity awards. The compensation committee also considers external factors such as current market conditions for executive employees and competitive peer data to determine the amount and value of equity-based compensation awards. For newly hired executives, we also engage in direct negotiations with the candidate over the terms of employment, including the size of the potential equity award to be granted if the candidate accepts our offer of employment.

As part of the annual compensation review as well as determining whether any changes to compensation should be approved in connection with any promotions and increased responsibilities of our NEOs, the compensation committee determined to grant the following options to the NEOs such that cumulative option award grants for our NEOs would be at or near the 50th percentile for NEOs at our peer group companies:

•	In August 2012, Mr. Levine was granted an option to purchase 30,000 shares of common stock in connection with his annual equity compensation review.

•	In August 2012, Mr. Black was granted an option to purchase 25,000 shares of common stock in connection with his annual equity compensation review.

•	In August 2012, Ms. Roemer was granted an option to purchase 25,000 shares of common stock in connection with her annual equity compensation review.

•	In August 2012, Mr. Fitzpatrick was granted an option to purchase 20,000 shares of common stock in connection with his annual equity compensation review.

The table below provides total vested and unvested options previously granted to each of the NEOs as of December 31, 2012 as a percentage of total outstanding shares, as compared to the 50th percentile for the Company’s peer group.

Named Executive Officer	Total Vested and Unvested Options	As a % of Common Shares Outstanding	Peer Group 50th Percentile
James E. Levine	320,324	2.5%	2.915%
Janet S. Roemer	175,000	1.37%	1.127%
Jeffrey G. Black	125,000	0.98%	0.793%
Alexander A. Fitzpatrick	95,000	0.74%	0.724%

Equity Compensation Policies. Verenium’s Board of directors reviews the recommendations of Verenium’s compensation committee and generally approves the executive equity incentive awards annually. The exercise price of stock options granted by the compensation committee is based on the market closing price of

Verenium’s common stock on the date the compensation committee approves the grant. The compensation committee has not attempted to coordinate equity awards with the release of material non-public information. Verenium encourages the executive officers to hold a significant equity interest in Verenium, but has not set specific equity ownership guidelines. Verenium has a policy that prohibits its executive officers, directors and other members of management from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to Verenium stock.

2013 Compensation Decisions.

On February 21, 2013, as part of its annual review of executive compensation, the Board of Directors approved an increase in the 2013 base salaries for Ms. Roemer and Messrs. Black and Fitzpatrick after considering the compensation committee’s recommendations. Ms. Roemer’s base salary was raised 2% to $330,000 and Mr. Black’s base salary was raised 2% to $325,000. At the time of the review, the 2012 base salaries for Ms. Roemer and Mr. Black, were at the 40th and 45th percentiles respectively, of 2013 base salary levels of our peer group , therefore the compensation committee determined that such base salary increases were appropriate for 2013 in order to keep their base salary levels approximate to the 2013 market median for the peer group. Mr. Fitzpatrick’s base salary was raised 10.3% to $320,000 to more closely align his 2013 base salary with the 2013 base salary levels of our peer group because his 2012 base salary was at the 25th percentile of the 2013 base salary levels of our peer group. In determining if base salary increases are appropriate, the compensation committee reviews the total cash compensation, including base salary and target bonus, for each NEO as well as performance over the prior year. The Board of Directors did not approve a 2013 base salary increase for Mr. Levine because he had previously received a significant base pay increase in March 2012, and the Board of Directors determined that no increase to his 2013 base salary should be made in order to keep his total 2013 target cash compensation level consistent with the 2013 market percentiles applicable to the other Verenium NEOs.

In making its recommendations that the Board approve the 2013 base salary increases for each of the NEOs other than Mr. Levine, the compensation committee considered that the 2012 overall average target cash compensation for the NEOs, formerly at the 50th percentile of the 2012 peer group levels, was at the 40th percentile of the 2013 peer group levels, with the average actual cash compensation received by the NEOs for 2012, including 2012 base salary and 2012 Short-Term Incentive Plan payouts made in February 2013, approximating the 35th percentile of the 2012 peer group levels. The compensation committee also considered the target and actual cash compensation levels as well as performance expectations for the prior year and determined that these 2013 base salary increases should be made to keep overall cash compensation at or above the 40th percentile of the peer group levels, but not to exceed the 50th percentile of the 2013 peer group levels. The 2013 base salary increases either maintain or increase the NEOs’ base salaries to the range of the 45th to 50th percentile of the 2013 peer group levels and keep overall cash compensation from falling below the 40th percentile of the 2013 peer group levels. In addition, the compensation committee recommended and the Board approved an increase in the annual target bonus percentage for Mr. Black from 40% in 2012 to 50% for 2013 in recognition of the level of experience he has gained as our Chief Financial Officer since his promotion to such position in March 2011 and to align his target total cash compensation with the market 50th percentile of chief financial officers within the peer group.

Verenium’s 2013 peer group remains unchanged from 2012, as it was determined that the 2012 peer group companies continued to be sufficiently similar to Verenium and appropriate for 2013.

Severance Benefits.The employment of each of our NEOs is “at will.” The compensation committee believes that in order to continue to retain the services and focus of key executive officers in a high risk, emerging industry it is important to provide them with some income and benefit protection against their potential loss of employment in connection with a change in control of our company or otherwise in connection with certain involuntary terminations and that such severance benefits are critical to attracting and retaining high caliber executives. Therefore, Messrs. Levine, Black and Fitzpatrick and Ms. Roemer are eligible to receive severance benefits upon certain involuntary terminations of employment under the terms of their respective employment agreements. These agreements reflect the negotiations of these executives with Verenium, as well as a desire to have internal parity among our NEOs with respect to their potential severance benefits. In addition, the compensation committee believes that change of control severance benefits and accelerated vesting of equity awards, if structured appropriately, serve to minimize the distractions to an executive and reduce the risk that an executive officer departs Verenium before an acquisition is consummated. We believe that our existing arrangements allow our executive officers to focus on continuing normal business operations and, in the case of change of control benefits, on the success of a potential business combination, rather than worrying about how business decisions that may be in the best interest of Verenium will impact their own financial security. That is, these existing arrangements help ensure stability among our executive officer ranks, and will help enable our executive officers to maintain a balanced perspective in making overall business decisions during periods of uncertainty. A more detailed description of these provisions is set forth below under “Employment Agreements.”

On March 1, 2012, as part of its annual review of executive compensation, the compensation committee approved amended employment agreements for the NEOs to provide for enhanced severance benefits for each of the executives in the event of a qualifying termination of such individual’s employment that occurs in connection with a change in control. A more detailed description of these provisions is set forth below under “Employment Agreements.” The compensation committee determined that these enhanced change in control related severance benefits were consistent with the levels of change in control severance benefits provided by our peer group and should be provided to our NEOs in order to further minimize the distractions to our NEOs in the event of a potential business combination and reduce the risk that an NEO would depart Verenium before an acquisition is consummated.

Personal Benefits. Verenium seeks to maintain an egalitarian culture in its facilities and operations and therefore does not generally provide perquisites to the NEOs.

Other Employee Benefits. We provide the following benefits to the NEOs, on the same terms and conditions as provided to all other eligible employees:

•	medical, dental insurance and vision;

•	basic life insurance and disability benefits with premiums paid;

•	medical and dependent care flexible spending account;

•	accidental death and dismemberment;

•	tuition reimbursement;

•	vacation benefits with cash-out benefits available for excess accruals;

•	employee assistance program; and

•	401(k) plan, with discretionary, non-discriminatory company matching contributions.

We believe these benefits are consistent with benefits provided by our peer group companies and help us to attract and retain high quality executives.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code, places a limit of $1,000,000 on the amount of compensation that Verenium may deduct in any one year with respect to its Chief Executive Officer and certain other highly compensated executive officers. Certain types of performance-based compensation (as defined under Section 162(m)) are not subject to the deduction limit. For example, we believe that the stock options granted to our executive officers qualify under Section 162(m) as performance-based compensation.

To maintain flexibility in compensating the NEOs in a manner designed to promote varying corporate goals, the compensation committee has not adopted a policy that all compensation must be deductible. Accordingly, we have granted and may continue to grant awards such as time-based restricted stock awards when the compensation committee determines that such non-deductible arrangements are otherwise in the best interests of Verenium and its stockholders. The compensation committee intends to continue to evaluate the effects of the compensation limits of Section 162(m) and to grant compensation awards in the future in a manner consistent with the best interests of Verenium and its stockholders.

In 2012, Messrs. Johnson and Ruch and Drs. Cavanaugh and Kaufmann (Chairman) were the members of the compensation committee. None has ever been a Company employee. Each is an “outside director” for purposes of Section 162(m) of the Code. Each is also “independent” within the meaning of Rule 5605(a)(2) of the NASDAQ listing standards.

Conclusion

Through the compensation arrangements described above, a significant portion of the executive officer’s compensation is contingent on Verenium’s performance. Therefore, the realization of benefits by the executive is closely linked to Verenium’s achievements and increases in stockholder value. Verenium remains committed to this philosophy of paying for performance, recognizing that the competitive market for talented executives and the volatility of its business may result in highly variable compensation in any particular time period. The compensation committee gives careful consideration to Verenium’s executive compensation program, including each element of compensation for each executive officer. The compensation committee believes our executive compensation program is reasonable in light of the programs of our peer group companies. Our compensation committee also believes that our compensation program gives the executive officers appropriate incentives, based on each officer’s responsibilities, achievements and ability to contribute to Company’s performance. We also believe that our executive officers and senior management make significant contributions toward creating stockholder value. Finally, we believe that Verenium’s compensation structure and practices encourages management to work for real innovation, business improvements and outstanding stockholder returns, without taking unnecessary or excessive risks.

Risk Analysis of Our Compensation Plans

The compensation committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on Verenium. The design of our compensation policies and programs encourage our employees to remain focused on both the short-and long-term goals of Verenium. For example, while our cash bonus plans measure performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking. Verenium has not adopted a specific clawback or incentive compensation forfeiture policy. The compensation committee intends to continue to evaluate whether such a policy should be adopted.

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2010, 2011 and 2012 compensation awarded to or paid to, or earned by, Verenium’s Chief Executive Officer, Chief Financial Officer, and certain of Verenium’s executive officers whom Verenium refers to as “Verenium’s named executive officers.”

Name and Principal Position	Year	Salary($)		Bonus ($)(1)			Stock Awards ($)(2)		Option Awards(2)		Non-Equity Incentive Plan Compensation ($) (3)		All Other Compensation ($)(4)			Total ($)
James E. Levine* President and Chief Executive Officer and Director	2010 2011 2012	$ $ $	318,077 379,384 471,538	$ $ $	— 163,800 205,800		$ $ $	— — —	$ $ $	233,099 492,373 75,541	$ $ $	273,550 — —	$ $ $	10,704 300,833 28,447	(5) (6) (7)	$ $ $	835,430 1,336,390 781,326

Janet S. Roemer Executive Vice President, Chief Operating Officer	2010 2011 2012	$ $ $	292,116 322,346 325,000	$ $ $	— 113,750 113,750		$ $ $	— — —	$ $ $	170,027 149,921 62,951	$ $ $	253,000 — —	$ $ $	11,406 12,504 12,702	(8) (9) (10)	$ $ $	726,549 598,521 514,403

Jeffrey G. Black** Senior Vice President, Chief Financial Officer	2010 2011 2012	$ $ $	260,000 276,461 310,985	$ $ $	— 78,400 89,040		$ $ $	— — —	$ $ $	86,110 127,593 62.951	$ $ $	176,800 — —	$ $ $	24,167 16,956 35,018	(11) (12) (13)	$ $ $	547,077 499,410 497,994

Alexander Fitzpatrick*** Senior Vice President, General Counsel and Secretary	2010 2011 2012	$ $ $	36,114 260,000 284,462	$ $ $	60,000 72,800 81,200	(14)	$ $ $	— — —	$ $ $	86,567 49,463 50,361	$ $ $	— — —	$ $ $	977 18,992 21,572	(15) (16) (17)	$ $ $	183,658 401,255 437,595

*	Mr. Levine was promoted from Executive Vice President, Chief Financial Officer, to President, Chief Executive Officer and Director effective March 31, 2011.

**	Mr. Black was promoted from Senior Vice President, Chief Accounting Officer to Senior Vice President, Chief Financial Officer effective March 31, 2011.

***	Mr. Fitzpatrick joined the Company as Senior Vice President, General Counsel and Secretary in November 2010.

(1)	Unless otherwise noted bonus amounts include amounts earned in each year but paid in the following year.

(2)	Amounts relate to stock awards and stock option awards, as applicable, and reflect the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718 for stock awards granted during the fiscal year. Pursuant to SEC rules, the amounts shown here exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 11 of the Notes to the Consolidated Financial Statements, included in our Annual Report on Form 10-K filed on April 1, 2013, for a discussion of the relevant assumptions used to determine the valuation of our stock awards and option awards for accounting purposes in 2010, 2011 and 2012. See the “Grants of Plan-Based Awards Table” for information on awards made in 2010, 2011 and 2012.

(3)	Amounts for 2010 include incentive plan amounts earned in 2010 and paid in 2010 in conjunction with the close of the sale of our ligno-cellulosic business, and incentive plan amounts earned in 2010 and paid in 2011.

(4)	Amounts include long-term disability and group term life insurance benefits awarded to each executive officer, and, as applicable, payment for tax preparation fees, payment of legal fees, post-employment salary continuation, relocation amounts, vacation payouts and insurance benefits for covered individuals.

(5)	Amount includes $540 for group term life insurance benefits, $462 for long-term disability and $9,702 for 401k match.

(6)	Amount includes $540 for group term life insurance benefits, $480 for long-term disability, $9,702 for 401k match, and $290,111for relocation expenses, which included realtor fees and closing costs for sale of home in Boston and movement of household goods from Boston to San Diego.

(7)	Amount includes $540 for group term life insurance benefits, $480 for long-term disability, $9,900 for 401k match, and $17,527for relocation expenses.

(8)	Amount includes $1,242 for group term life insurance benefits, $462 for long-term disability and $9,702 for 401k match.

(9)	Amount includes $2,322 for group term life insurance benefits, $480 for long-term disability and $9,702 for 401k match.

(10)	Amount includes $2,322 for group term life insurance benefits, $480 for long-term disability and $9,900 for 401k match.

(11)	Amount includes $540 for group term life insurance benefits, $478 for long-term disability, $17,750 for vacation payout and $5,399 for 401k match.

(12)	Amount includes $540 for group term life insurance benefits, $480 for long-term disability, $5,167 for 401k match, and $10,769 for vacation payout.

(13)	Amount includes $561 for group term life insurance benefits, $480 for long-term disability, $9,900 for 401k match, and $24,077 for vacation payout.

(14)	Sign on bonus paid in 2010.

(15)	Amount includes $83 for group term life insurance benefits, $55 for long-term disability and $838 for 401k match.

(16)	Amount includes $810 for group term life insurance benefits, $480 for long-term disability, $9,702 for 401k match, and $8,000 for vacation payout.

(17)	Amount includes $810 for group term life insurance benefits, $480 for long-term disability, $9,900 for 401k match, and $10,382 for additional insurance benefits.

Employment Agreements

Post-Employment Compensation

The amount of compensation payable to each named executive officer upon voluntary termination, involuntary termination without cause, termination following a change of control or termination in the event of disability or death of the executive is shown below.

Payments made upon termination

Regardless of the manner in which a NEO employment terminates, the named executive officer is entitled to receive amounts earned during the term of employment, including salary and unused vacation pay.

Payments made under Post-Termination Services Agreements

No payments were made in 2012 pursuant to a Post-Termination Services Agreement.

Potential Payments Upon Termination or Change in Control

Verenium’s amended and restated employment agreements with Messrs Levine, Black, Fitzpatrick and Ms. Roemer each contain provisions for potential payments if Verenium terminates the employment of said executives at any time without cause, as defined in the employment agreement or 15 months following a change in control. The terminated individual is entitled to receive, in addition to any earned but unpaid bonus for the most recently completed year, severance compensation equal to twelve months of that individual’s then-current base salary, plus the higher of his eligible bonus for the year in which the termination occurs, or the average bonus amount paid to him in the two fiscal years prior to termination, in each case, pro-rated by the number of days employed in the calendar year of the termination. This severance compensation will be paid in equal installments over a period of twelve months. Verenium will continue to pay the individual’s employee benefits for a period of twelve months, provided, however, that payments will cease upon voluntarily enrollment in an alternative health insurance plan. In addition, the agreements provide for the acceleration of stock option and stock award vesting as of the termination date as if he had remained employed for an additional period of twenty-four months (which may include conversion of performance-based options into time-based options with accelerated vesting as described). However, if such termination without cause or good reason resignation occurs upon or within 15 months following a change in control, all the executive’s amended agreements provide for enhanced severance benefit compensation. Mr. Levine’s was amended to equal 24 months of the then-current annual base salary plus an amount equal to 200% of his eligible bonus for the year in which the termination occurs. Messrs Black and Fitzpatrick and Ms. Roemer were amended to equal 18 months of the then-current annual base salary plus an amount equal to 150% of their eligible bonus for the year in which the termination occurs. This change in control related severance compensation will be paid in a single lump sum. In addition, upon such qualifying termination the Company will continue to pay Mr. Levine’s group health plan benefit premiums for a period of up to 24 months and Messrs Black and Fitzpatrick and Ms. Roemer for a period of up to 18 months, provided, however, that payments will cease upon their voluntarily enrollment in an alternative health insurance plan. The amended agreements also continue to provide for full vesting acceleration of all of the executives’ equity awards upon such qualifying change in control related termination.

Assuming that each of Messrs. Levine, Black and Fitzpatrick and Ms. Roemer was terminated without cause and without a change of control on December 31, 2012, with updated salary amounts as approved in February 2013, each would have been entitled to receive approximate severance compensation as set forth below (amounts include cash severance compensation, 12 months of employee benefits payments, and an assumed 2013 bonus amount for each individual equal to their respective 2013 target bonus percentages):

Severance Compensation
James E. Levine	$807,842
Janet S. Roemer	$497,218
Jeffrey G. Black	$511,342
Alexander A. Fitzpatrick	$467,448

Further, Messrs Levine, Black and Fitzpatrick would have option accelerations of 146,776, 53,430 and 48,750 options and Ms. Roemer would have an option acceleration of 72,699 options assuming termination without cause on December 31, 2012.

Assuming that each of Messrs Levine, Black and Fitzpatrick and Ms. Roemer was terminated with a change of control on December 31, 2012 with updated salary amounts as approved in February 2013, each would have been entitled to receive approximate severance compensation as set forth below (amounts include cash severance compensation, 24 or 18 months of employee benefits payments, and an assumed bonus amount for each individual equal to 200% or 150% of their respective 2013 target bonus percentages):

Severance Compensation
James E. Levine	$1,615,684
Janet S. Roemer	$745,827
Jeffrey G. Black	$767,013
Alexander A. Fitzpatrick	$701,172

Further, Messrs Levine, Black and Fitzpatrick would have option accelerations of 171,228, 67,034 and 66,875 options and Ms. Roemer would have an option acceleration of 89,269 options assuming termination upon a change of control on December 31, 2012.

Grants of Plan-Based Awards

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(#)		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
James E. Levine	8/2/2012	30,000	(2)	$4.23	$75,541
Janet S. Roemer	8/2/2012	25,000	(2)	$4.23	$62,951
Jeffrey G. Black	8/2/2012	25,000	(2)	$4.23	$62,951
Alexander A. Fitzpatrick	8/2/2012	20,000	(2)	$4.23	$50,361

(1)

Amounts represent the full grant date fair value of restricted stock and stock option awards calculated in accordance with FASB ASC Topic 718 granted to the named executive officers in 2012. The fair value for these awards was calculated using the closing price of Verenium’s common stock on the grant date. The full grant date fair value is the amount that Verenium would expense in its financial statements over the award’s vesting schedule. See Note 11 of the Notes to the Consolidated Financial Statements, included in our Annual Report on Form 10-K filed on April 1, 2013, for a discussion of the relevant assumptions used to determine the valuation of stock awards for accounting purposes. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual amounts that may be recognized by the named executive officers.

(2)	Stock option awards expire on the 10th anniversary of the grant date. The vesting schedule for options granted under these plans vest as follows: on the first anniversary of the grant date, 25% of the shares subject to stock option awards vests, with the remaining 75% of shares to vest in equal installments over the next three years on a quarterly basis.

Outstanding Equity Awards at December 31, 2012

The following table sets forth certain information regarding outstanding equity awards held by the named executive officers at December 31, 2012.

	Option Awards(1)(2)				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)/ Share	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James E. Levine	14,323	6,510	$3.85	11/12/2019	—	—	—	—
	15,000	5,000	$4.12	12/11/2019	—	—	—	—
	47,810	37,190	$3.04	9/7/2020	—	—	—	—
	71,963	92,528	$3.31	2/24/2021	—	—	—	—
	—	30,000	$4.23	8/2/2022	—	—	—	—

Janet S. Roemer	17,695	5,219	$3.85	11/12/2019	—	—	—	—
	11,250	3,750	$4.12	12/11/2019	—	—	—	—
	34,875	27,125	$3.04	9/7/2020	—	—	—	—
	21,911	28,175	$3.31	2/24/2021	—	—	—	—
	—	25,000	$4.23	8/2/2022	—	—	—	—

Jeffrey G. Black	14,155	1,819	$3.85	11/12/2019	—	—	—	—
	7,500	2,500	$4.12	12/11/2019	—	—	—	—
	17,662	13,738	$3.04	9/7/2020	—	—	—	—
	18,649	23,977	$3.31	2/24/2021	—	—	—	—
	—	25,000	$4.23	8/2/2022	—	—	—	—

Alexander A. Fitzpatrick	12,500	12,500	$3.84	11/9/2020	—	—	—	—
	15,625	34,375	$1.62	7/27/2021	—	—	—	—
	—	20,000	$4.23	8/2/2022	—	—	—	—

(1)	Stock option awards and stock awards were granted under the 2007 Equity Incentive Plan and the 2010 Equity Incentive Plan.

(2)	Stock option awards expire on the 10th anniversary of the grant date. The vesting schedule for options granted under these plans vest as follows: on the first anniversary of the grant date, 25% of the shares subject to stock option awards vests, with the remaining 75% of shares to vest in equal installments over the next three years on a quarterly basis, except for grants given on November 12, 2009 which were part of the 2009 stock option repricing program.

Option Exercises and Stock Vested

The following table sets forth certain information regarding option exercises and stock awards vested during the year ended December 31, 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James E. Levine	—	—	$—	$—
Janet S. Roemer	—	—	$—	$—
Jeffrey G. Black	—	—	$—	$—
Alexander A. Fitzpatrick	—	—	$—	$—

Pension Benefits

None of Verenium’s named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by Verenium. Verenium’s compensation committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in Verenium’s best interests.

Non-qualified Deferred Compensation

None of Verenium’s named executive officers participate in or have account balances in non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by Verenium. Verenium’s compensation committee may elect to provide Verenium’s officers and other employees with non-qualified defined contribution or other non-qualified deferred compensation benefits in the future if it determines that doing so is in Verenium’s best interests.

Compensation Committee Interlocks and Insider Participation

As noted above, the compensation committee consists of four directors: Messrs. Johnson and Ruch and Drs. Cavanaugh and Kaufmann. None of the members of Verenium’s compensation committee is or has been an employee or officer of Verenium. None of Verenium’s executive officers serves as a member of the Board of Directors or compensation committee of any other entity that has one or more executive officers serving on Verenium’s Board of Directors or compensation committee.

Compensation Committee Report*

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis, or CD&A, contained in this proxy statement. Based on this review and discussion, the compensation committee has recommended to the Board of Directors that the CD&A be included in Verenium’s proxy statement on Schedule 14A for the 2013 annual meeting of stockholders.

Compensation Committee:

Dr. Fernand Kaufmann (Committee Chair)

Dr. James H. Cavanaugh

Mr. Peter Johnson

Mr. Joshua Ruch

*	The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Verenium under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any incorporation language contained in such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

The following includes a summary of transactions since January 1, 2011 to which Verenium has been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or one percent of the average of Verenium’s total assets at year end for the last two completed fiscal years, and in which any of its directors, executive officers or beneficial owners of more than five percent of Verenium’s common stock had or will have a direct or indirect material interest, other than equity and other compensation, termination, change-in-control and other arrangements, which are described under “Executive Compensation.” Verenium believes the terms obtained or consideration that it paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Policies and Procedures for Related-Person Transactions

Under Verenium’s amended audit committee charter, all “related-persons transactions” must receive the approval of its audit committee. Pursuant to SEC rules, a “transaction” with a related person includes any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Verenium was or is a participant in which the related person had or will have a direct or indirect material interest where the amount involved exceeds the lesser of $120,000 or one percent of the average of Verenium’s total assets at year end for the last two completed fiscal years. A “related person” is any executive officer, director, or a holder of more than five percent of Verenium’s common stock, or any person that is an immediate family member or shares a household (other than a tenant or employee) with such related person, or and any entity owned or controlled by such persons.

In considering related-person transactions, Verenium’s audit committee takes into account the relevant available facts and circumstances including, but not limited to (i) the risks, costs and benefits to Verenium, (ii) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (iii) the terms of the transaction, (iv) the availability of other sources for comparable services or products and (v) the terms available to or from, as the case may be, unrelated third parties or to or from Verenium’s employees generally. In the event a director has an interest in the proposed transaction, Verenium’s audit committee requires the director to excuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a related-person transaction, Verenium’s audit committee considers, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of Verenium and its stockholders, as the audit committee determines in the good faith exercise of its discretion.

Independence of the Board of Directors

As required under the listing standards of the NASDAQ Stock Market, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. After review of all relevant transactions or relationships between each director, or any of his or her family members, and Verenium, its senior management and its independent registered public accounting firm, the Verenium Board of Directors affirmatively has determined that all of its directors are independent directors within the meaning of the applicable NASDAQ Stock Market listing standards, except for Mr. Levine, who is Verenium’s Chief Executive Officer.

Indemnification Agreements

As permitted by Delaware law, Verenium has entered into indemnity agreements with its directors and certain executive officers. Under these indemnity agreements, Verenium must indemnify its directors and executive officers against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, in the event such director or officer has been made a party to any proceedings by reason of the fact that such person is or was a director or an executive officer of Verenium or any of its affiliated enterprises. Verenium’s obligation to indemnify its directors and officers only applies if such director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Verenium and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification by any of Verenium’s directors or executive officers.

Verenium also maintains directors’ and officers’ liability insurance for the benefit of its directors and certain of its officers.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Verenium. Direct your written request to Verenium’s Secretary at 3550 John Hopkins Court, San Diego, CA 92121. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Alexander A. Fitzpatrick Senior Vice President, General Counsel and Secretary

April 26, 2013

A copy of Verenium’s Annual Report on Form 10-K for the fiscal year ended

December 31, 2012 is available without charge upon written request to:

Investor Relations

Verenium Corporation

3550 John Hopkins Court

San Diego, California 92121

Note 11 of the Notes to the Consolidated Financial Statements, included in our Annual Report on

Form 10-K filed on April 1, 2013, is incorporated by reference into this proxy statement.

ANNEX A

VERENIUM CORPORATION

2010 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 19, 2010

APPROVED BY THE STOCKHOLDERS: JUNE 14, 2010

AMENDED BY THE BOARD OF DIRECTORS: FEBRUARY 21, 2013

APPROVED BY THE STOCKHOLDERS:                 , 2013

TERMINATION DATE: APRIL 18, 2020

1.	GENERAL.

(a)        Eligible Award Recipients.  The persons eligible to receive Awards are Employees, Directors and Consultants.

(b)        Available Awards.  The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(c)        Purpose.  The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

2.	ADMINISTRATION.

(a)        Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)        Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)        To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii)       To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii)      To settle all controversies regarding the Plan and Awards granted under it.

(iv)      To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v)       To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi)      To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii)      To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii)      To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

(ix)      Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)      To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c)        Delegation to Committee.

(i)        General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)      Section 162(m) and Rule 16b-3 Compliance.  The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d)        Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(e)        Cancellation and Re-Grant of Stock Awards.  Neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3.	SHARES SUBJECT TO THE PLAN.

(a)        Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed three million eight hundred thousand (3,800,000) shares (the “Share Reserve”). For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan and does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Marketplace Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.

(b)        Subject to subsection 3(c), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 5 or (B) a Stock Appreciation Right granted under Section 5 with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant; and (ii) one share for each share of Common Stock issued pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Other Stock Award under the Plan.

(c)        Reversion of Shares to the Share Reserve.

(i)        Shares Available for Subsequent Issuance.  If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited shall revert to and again become available for issuance under the Plan. Also, each share reacquired by the Company pursuant to Section 8(g) in connection with a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Other Stock Award shall again become available for issuance under the Plan and shall increase the number of shares of Common Stock available for issuance under the Plan by one share.

(ii)       Shares Not Available For Subsequent Issuance.  If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall not remain available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to Section 8(g) or as consideration for the exercise of an Option or Stock Appreciation Right shall not again become available for issuance under the Plan.

(d)        Incentive Stock Option Limit.  Notwithstanding anything to the contrary in this Section 3 and, subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be three million eight hundred thousand (3,800,000) shares of Common Stock.

(e)        Section 162(m) Limitation on Annual Grants.  Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Participant shall be eligible to be granted during any calendar year Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted covering more than seven hundred fifty thousand (750,000) shares of Common Stock. Notwithstanding the foregoing, if any additional Options, Stock Appreciation Rights or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date any such Stock Award is granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Award shall not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

(f)        Source of Shares.  The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a)        Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b)        Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)        Term.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b)        Exercise Price.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)        Purchase Price for Options.  The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i)        by cash, check, bank draft or money order payable to the Company;

(ii)       pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)      by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)      if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)       in any other form of legal consideration that may be acceptable to the Board.

(d)        Exercise and Payment of a SAR.  To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(e)        Transferability of Options and SARs.    The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i)        Restrictions on Transfer.  An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii)       Domestic Relations Orders.  Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)      Beneficiary Designation.  Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f)        Vesting Generally.  The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)        Termination of Continuous Service.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h)        Extension of Termination Date.  If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of any Common Stock issuable upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)        Disability of Participant.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j)        Death of Participant.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(k)        Termination for Cause.  Except as explicitly provided otherwise in a Participant’s Award Agreement, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate immediately upon such Participant’s termination of Continuous Service, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l)        Non-Exempt Employees.  No Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)        Restricted Stock Awards.  Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or

(ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)        Consideration.  A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)       Vesting.  Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)      Termination of Participant’s Continuous Service.  If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)       Transferability.  Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)       Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)        Restricted Stock Unit Awards.  Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)        Consideration.  At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)       Vesting.  At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)      Payment.  A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)       Additional Restrictions.  At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)       Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)       Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)       Performance Awards.

(i)        Performance Stock Awards.  A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The maximum number of shares covered by an Award that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(c)(i) (whether the grant, vesting or exercise is contingent upon the attainment during a Performance Period of the Performance Goals) shall not exceed seven hundred fifty thousand (750,000) shares of Common Stock. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)       Performance Cash Awards.  A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. In any calendar year, the Committee may not grant a Performance Cash Award that has a maximum value that may be paid to any Participant in excess of two million five hundred thousand dollars ($2,500,000). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii)      Section 162(m) Compliance.  Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, or (b) the date on which twenty-five (25%) of the Performance Period has elapsed, and in either event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

Notwithstanding satisfaction of any completion of any Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

(d)        Other Stock Awards.  Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a)      Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b)      Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c)      No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.	MISCELLANEOUS.

(a)        Use of Proceeds from Sales of Common Stock.  Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b)        Corporate Action Constituting Grant of Stock Awards.  Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c)        Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d)        No Employment or Other Service Rights.  Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)        Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f)        Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g)        Withholding Obligations.  Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h)        Electronic Delivery.  Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(i)        Deferrals.  To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j)        Compliance with Section 409A.  To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Shares are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)        Capitalization Adjustments.  In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(d), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(e) and 6(c)(i) , and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b)        Dissolution or Liquidation.  Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)        Corporate Transaction.  The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

(i)        Stock Awards May Be Assumed.  In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a

Stock Award, or may choose to assume or continue the Stock Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution shall be set by the Board.

(ii)        Stock Awards Held by Current Participants.  In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Stock Awards may be exercised) shall be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii)        Stock Awards Held by Persons other than Current Participants.  In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv)        Payment for Stock Awards in Lieu of Exercise.  Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise.

(d)        Change in Control.  A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a)        Plan Term.  The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)        No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.	EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the Effective Date.

12.	CHOICE OF LAW.

The laws of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a)        “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)        “Award” means a Stock Award or a Performance Cash Award.

(c)        “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d)        “Board” means the Board of Directors of the Company.

(e)        “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(f)        “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g)        “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)        any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act

Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)        there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)        the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv)        there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v)        individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company

(h)        “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i)        “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j)         “Common Stock” means the common stock of the Company.

(k)        “Company” means Verenium Corporation, a Delaware corporation.

(l)         “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a

Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(m)       “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n)        “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)        a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)        a sale or other disposition of at least fifty percent (50%) of the outstanding securities of the Company (excluding any financing transactions);

(iii)        a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o)        “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(p)        “Director” means a member of the Board.

(q)        “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r)        “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2010 provided this Plan is approved by the Company’s stockholders at such meeting.

(s)        “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(t)        “Entity” means a corporation, partnership, limited liability company or other entity.

(u)        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v)        “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w)        “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)        If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)        Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)        In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x)        “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y)        “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z)          “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(aa)        “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb)        “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc)         “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(dd)        “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee)        “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff)         “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(gg)        “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh)        “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii)          “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj)         “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk)       “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(ll)            “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the

Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(mm)        “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(nn)          “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(oo)          “Plan” means this Verenium Corporation 2010 Equity Incentive Plan.

(pp)         “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(qq)        “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(rr)         “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ss)         “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(tt)         “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(uu)       “Securities Act” means the Securities Act of 1933, as amended.

(vv)       “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(ww)     “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(xx)       “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(yy)       “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(zz)       “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(aaa)     “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

VERENIUM CORPORATION 3550 JOHN HOPKINS COURT SAN DIEGO, CA 92121 ATTN: INVESTOR RELATIONS

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 13, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 13, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M59145-P36394	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VERENIUM CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐

Nominees:

01) Mr. John Dee 02) Dr. Fernand Kaufmann 03) Mr. James Levine

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

2.	To approve an amendment to Verenium Corporation’s 2010 Equity Incentive Plan to increase the aggregate number of shares authorized for issuance under the 2010 Equity Incentive Plan by 1,800,000.						☐	☐	☐

3.

“RESOLVED, that, on an advisory basis, the compensation paid to Verenium Corporation’s named executive officers, as disclosed in Verenium Corporation’s proxy statement for its 2013 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

							☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:						1 Year	2 Years	3 Years	Abstain

4.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of Verenium Corporation’s named executive officers.					☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

5.

To approve Verenium Corporation’s issuance of the maximum number of shares of common stock of Verenium Corporation issuable under the Amended and Restated Common Stock Purchase Warrants issued by Verenium Corporation on January 14, 2013 to Athyrium Opportunities Fund (A) LP and Athyrium Opportunities Fund (B) LP (collectively, “Athyrium”), including in the event any such issuance would result in Athyrium’s beneficial ownership of the outstanding shares of Common Stock of Verenium Corporation exceeding 20%, and including a waiver of NASDAQ Stock Market Rule 5635 and any other rule of the NASDAQ Stock Market that would prohibit the issuance of such shares.

							☐	☐	☐

6.

To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of Verenium Corporation for its fiscal year ending December 31, 2013.

							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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M59146-P36394

VERENIUM CORPORATION

Annual Meeting of Shareholders

June 14, 2013 10:30 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Alex A. Fitzpatrick and James E. Levine, and each of them, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of VERENIUM CORPORATION that the undersigned may be entitled to vote at the Annual Meeting of shareholders to be held at 10:30 AM, PDT on June 14, 2013, at Verenium Corporation, 3550 John Hopkins Court, San Diego, CA 92121 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side